Exhibit 1

Chunghwa Telecom Co., Ltd.

Financial Statements for the

Years Ended December 31, 2012 and 2011 and

Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

The Board of Directors and Stockholders

Chunghwa Telecom Co., Ltd.

We have audited the accompanying balance sheets of Chunghwa Telecom Co., Ltd. as of December 31, 2012 and 2011, and the related statements of income, changes in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the Rules Governing the Audit of Financial Statements by Certified Public Accountants and auditing standards generally accepted in the Republic of China. Those rules and standards required that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to first paragraph present fairly, in all material respects, the financial position of the Company as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended in conformity with the Securities and Exchange Act, the Guidelines Governing the Preparation of Financial Reports by Securities Issuers, requirements of the Business Accounting Law and Guidelines Governing Business Accounting relevant to financial accounting standards, and accounting principles generally accepted in the Republic of China.

We have also audited the consolidated financial statements of the Company and its subsidiaries as of and for the years ended December 31, 2012 and 2011, and have expressed an unqualified opinion on those consolidated financial statements.

March 26, 2013

Notice to Readers

The accompanying financial statements are intended only to present the financial position, results of operations and cash flows in accordance with accounting principles and practices generally accepted in the Republic of China and not those of any other jurisdictions. The standards, procedures and practices to audit such financial statements are those generally accepted and applied in the Republic of China.

For the convenience of readers, the auditors’ report and the accompanying financial statements have been translated into English from the original Chinese version prepared and used in the Republic of China. If there is any conflict between the English version and the original Chinese version or any difference in the interpretation of the two versions, the Chinese-language auditors’ report and financial statements shall prevail.

CHUNGHWA TELECOM CO., LTD.

BALANCE SHEETS

DECEMBER 31, 2012 AND 2011

(Amounts in Thousands of New Taiwan Dollars, Except Par Value Data)

	2012		2011
	Amount	%	Amount	%
ASSETS
CURRENT ASSETS
Cash and cash equivalents (Notes 2 and 4)	$48,319,111	11	$61,283,240	14
Financial assets at fair value through profit or loss (Notes 2 and 5)	2,702	—	6,094	—
Available-for-sale financial assets (Notes 2 and 6)	2,190,392	1	1,974,606	1
Held-to-maturity financial assets (Notes 2 and 7)	4,250,146	1	1,201,301	—
Trade notes and accounts receivable, net of allowance for doubtful accounts of $779,611 thousand in 2012 and $2,398,470 thousand in 2011 (Notes 2 and 8)	22,789,253	5	20,526,988	5
Receivables from related parties (Note 23)	1,668,584	—	867,782	—
Other monetary assets (Note 9)	1,996,341	1	1,913,684	1
Inventories, net (Notes 2 and 10)	1,905,698	1	1,451,778	—
Deferred income tax assets (Notes 2 and 20)	79,758	—	51,846	—
Other current assets (Notes 11 and 23)	5,970,232	1	4,342,301	1

Total current assets	89,172,217	21	93,619,620	22

LONG-TERM INVESTMENTS
Investments accounted for using equity method (Notes 2 and 12)	11,210,921	3	12,756,948	3
Financial assets carried at cost (Notes 2 and 13)	2,242,665	—	2,244,593	1
Available-for-sale financial assets (Notes 2 and 6)	3,163,465	1	—	—
Held-to-maturity financial assets (Notes 2 and 7)	11,796,144	3	13,494,891	3
Other monetary assets (Notes 14 and 24)	1,000,000	—	1,000,000	—

Total long-term investments	29,413,195	7	29,496,432	7

PROPERTY, PLANT AND EQUIPMENT (Notes 2, 15 and 23)
Cost
Land	101,463,788	24	101,386,926	23
Land improvements	1,579,607	—	1,552,549	—
Buildings	66,109,355	15	65,954,833	15
Computer equipment	14,928,409	3	14,435,797	3
Telecommunications equipment	667,483,018	156	653,730,240	151
Transportation equipment	3,311,548	1	2,524,245	1
Miscellaneous equipment	6,878,831	2	6,584,655	2

Total cost	861,754,556	201	846,169,245	195
Revaluation increment on land	5,762,184	1	5,762,535	2

	867,516,740	202	851,931,780	197
Less: Accumulated depreciation	585,913,870	137	568,061,502	131
Less: Accumulated impairment	1,506,820	—	—	—

	280,096,050	65	283,870,278	66
Construction in progress and advances related to acquisition of equipment	17,751,259	4	13,459,107	3

Property, plant and equipment, net	297,847,309	69	297,329,385	69

INTANGIBLE ASSETS (Note 2)
3G concession	4,491,653	1	5,240,262	1
Others	977,456	—	722,749	—

Total intangible assets	5,469,109	1	5,963,011	1

OTHER ASSETS
Idle assets (Notes 2 and 15)	874,581	—	878,896	—
Refundable deposits	1,954,737	1	1,656,096	—
Deferred income tax assets (Notes 2 and 20)	325,328	—	254,934	—
Others (Note 23)	4,127,140	1	4,099,496	1

Total other assets	7,281,786	2	6,889,422	1

TOTAL	$429,183,616	100	$433,297,870	100

	2012		2011
	Amount	%	Amount	%
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Financial liabilities at fair value through profit or loss (Notes 2 and 5)	$1,935	—	$3,665	—
Trade notes and accounts payable	10,512,771	2	11,425,662	3
Payables to related parties (Note 23)	3,780,563	1	3,456,719	1
Income tax payable (Notes 2 and 20)	3,096,706	1	3,336,087	1
Accrued expenses (Note 16)	16,607,732	4	17,165,393	4
Other current liabilities (Note 17)	18,995,912	4	19,242,436	4

Total current liabilities	52,995,619	12	54,629,962	13

DEFERRED INCOME	2,666,053	1	2,577,462	—

RESERVE FOR LAND VALUE INCREMENTAL TAX (Note 15)	94,986	—	94,986	—

OTHER LIABILITIES
Accrued pension liabilities (Notes 2 and 22)	2,518,879	1	1,437,136	1
Customers’ deposits (Note 23)	4,910,221	1	4,967,605	1
Deferred credits—profit on intercompany transactions (Note 23)	149,067	—	539,243	—
Others	406,397	—	320,450	—

Total other liabilities	7,984,564	2	7,264,434	2

Total liabilities	63,741,222	15	64,566,844	15

STOCKHOLDERS’ EQUITY (Notes 2, 6, 15 and 18)
Common stock - $10 par value;
Authorized: 12,000,000 thousand shares
Issued: 7,757,447 thousand shares	77,574,465	18	77,574,465	18

Additional paid-in capital
Capital surplus	169,496,289	40	169,496,289	39
Donated capital	13,170	—	13,170	—
Equity in additional paid-in capital reported by equity-method investees	34,599	—	26,830	—

Total additional paid-in capital	169,544,058	40	169,536,289	39

Retained earnings
Legal reserve	70,828,983	16	66,122,145	15
Special reserve	2,675,894	1	2,675,894	1
Unappropriated earnings	39,904,102	9	47,068,830	11

Total retained earnings	113,408,979	26	115,866,869	27

Other adjustments
Cumulative translation adjustments	(96,929)	—	(38,918)	—
Unrecognized net loss of pension	(1,006,518)	—	(38,106)	—
Unrealized gain on financial instruments	257,990	—	67,674	—
Unrealized revaluation increment	5,760,349	1	5,762,753	1

Total other adjustments	4,914,892	1	5,753,403	1

Total stockholders’ equity	365,442,394	85	368,731,026	85

TOTAL	$429,183,616	100	$433,297,870	100

The accompanying notes are an integral part of the financial statements.

CHUNGHWA TELECOM CO., LTD.

STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

(Amounts in Thousands of New Taiwan Dollars, Except Earnings Per Share Data)

	2012		2011
	Amount	%	Amount	%
NET REVENUES (Note 23)	$190,950,795	100	$192,462,104	100
OPERATING COSTS (Note 23)	109,293,971	57	106,887,392	55

GROSS PROFIT	81,656,824	43	85,574,712	45

OPERATING EXPENSES (Note 23)
Marketing	28,604,241	15	27,472,129	14
General and administrative	3,366,979	2	3,449,054	2
Research and development	3,585,239	2	3,413,032	2

Total operating expenses	35,556,459	19	34,334,215	18

INCOME FROM OPERATIONS	46,100,365	24	51,240,497	27

NON-OPERATING INCOME AND GAINS
Equity in earnings of equity method investees, net (Note 12)	1,532,183	1	2,097,064	1
Interest income	707,771	1	655,080	—
Gain on disposal of property, plant and equipment, net	222,714	—	1,207,582	1
Gain on disposal of financial instruments, net	79,713	—	—	—
Foreign exchange gain, net	36,995	—	63,033	—
Dividend income	7,217	—	15,378	—
Others	296,617	—	312,433	—

Total non-operating income and gains	2,883,210	2	4,350,570	2

NON-OPERATING EXPENSES AND LOSSES
Impairment loss (Notes 13 and 15)	1,566,054	1	98,500	—
Valuation loss on financial instruments, net	1,662	—	31,849	—
Interest expense	230	—	222	—
Loss on disposal of financial instruments, net	—	—	56,016	—
Others	40,706	—	25,842	—

Total non-operating expenses and losses	1,608,652	1	212,429	—

INCOME BEFORE INCOME TAX	47,374,923	25	55,378,638	29
INCOME TAX EXPENSE (Notes 2 and 20)	7,470,949	4	8,310,263	5

NET INCOME	$39,903,974	21	$47,068,375	24

(Continued)

CHUNGHWA TELECOM CO., LTD.

STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

(Amounts in Thousands of New Taiwan Dollars, Except Earnings Per Share Data)

	2012		2011
	Income Before Income Tax	Net Income	Income Before Income Tax	Net Income
EARNINGS PER SHARE (Note 21)
Basic earnings per share	$6.11	$5.14	$7.11	$6.04

Diluted earnings per share	$6.09	$5.13	$7.09	$6.03

The accompanying notes are an integral part of the financial statements.	(Concluded)

CHUNGHWA TELECOM CO., LTD.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

(Amounts in Thousands of New Taiwan Dollars)

							Other Adjustments
	Common Stock			Retained Earnings			Cumulative Translation Adjustments	Unrecognized Net Loss of Pension	Unrealized Gain (Loss) on Financial Instruments	Unrealized Revaluation Increment	Total Stockholders’ Equity
	Shares (Thousands)	Amount	Additional Paid-in Capital	Legal Reserve	Special Reserve	Unappropriated Earnings
BALANCE, JANUARY 1, 2011	7,757,447	$77,574,465	$169,515,102	$61,361,255	$2,675,894	$47,615,807	$(102,885)	$(40,182)	$176,048	$5,803,238	$364,578,742
Transfer of unrealized revaluation increment to income upon disposal of revalued assets	—	—	—	—	—	—	—	—	—	(40,485)	(40,485)
Appropriation of 2010 earnings
Legal reserve	—	—	—	4,760,890	—	(4,760,890)	—	—	—	—	—
Cash dividends—NT$5.52 per share	—	—	—	—	—	(42,854,462)	—	—	—	—	(42,854,462)
Net income in 2011	—	—	—	—	—	47,068,375	—	—	—	—	47,068,375
Unrealized loss on financial instruments held by investees	—	—	—	—	—	—	—	—	(204,555)	—	(204,555)
Equity adjustments in investees	—	—	21,187	—	—	—	—	—	—	—	21,187
Cumulative translation adjustment for foreign-currency investments held by investees	—	—	—	—	—	—	63,967	—	—	—	63,967
Defined benefit pension plan adjustments of investees	—	—	—	—	—	—	—	2,076	—	—	2,076
Unrealized gain on financial instruments	—	—	—	—	—	—	—	—	96,181	—	96,181

BALANCE, DECEMBER 31, 2011	7,757,447	77,574,465	169,536,289	66,122,145	2,675,894	47,068,830	(38,918)	(38,106)	67,674	5,762,753	368,731,026
Transfer of unrealized revaluation increment to income upon disposal of revalued assets	—	—	—	—	—	—	—	—	—	(350)	(350)
Decrease in unrealized revaluation increment on property, plant and equipment due to property impairment	—	—	—	—	—	—	—	—	—	(2,054)	(2,054)
Appropriation of 2011 earnings
Legal reserve	—	—	—	4,706,838	—	(4,706,838)	—	—	—	—	—
Cash dividends—NT$5.46 per share	—	—	—	—	—	(42,361,864)	—	—	—	—	(42,361,864)
Net income in 2012	—	—	—	—	—	39,903,974	—	—	—	—	39,903,974
Unrealized gain on financial instruments held by investees	—	—	—	—	—	—	—	—	19,353	—	19,353
Equity adjustments in investees	—	—	7,769	—	—	—	—	—	—	—	7,769
Cumulative translation adjustment for foreign-currency investments held by investees	—	—	—	—	—	—	(58,011)	—	—	—	(58,011)
Defined benefit pension plan adjustments of investees	—	—	—	—	—	—	—	(21,028)	—	—	(21,028)
Defined benefit pension plan adjustments	—	—	—	—	—	—	—	(947,384)	—	—	(947,384)
Unrealized gain on financial instruments	—	—	—	—	—	—	—	—	170,963	—	170,963

BALANCE, DECEMBER 31, 2012	7,757,447	$77,574,465	$169,544,058	$70,828,983	$2,675,894	$39,904,102	$(96,929)	$(1,006,518)	$257,990	$5,760,349	$365,442,394

The accompanying notes are an integral part of the financial statements.

CHUNGHWA TELECOM CO., LTD.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

(Amounts in Thousands of New Taiwan Dollars)

	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$39,903,974	$47,068,375
Provision for (reversal of) doubtful accounts	(1,459,039)	109,292
Depreciation and amortization	32,095,191	31,914,060
Amortization of premium of financial assets	64,179	60,047
Loss (gain) on disposal of financial instruments, net	(79,713)	56,016
Valuation loss on financial instruments, net	1,662	31,849
Gain on disposal of property, plant and equipment, net	(222,714)	(1,207,582)
Loss arising from natural calamities	7,442	985
Impairment loss	1,566,054	98,500
Equity in earnings of equity method investees, net	(1,532,183)	(2,097,064)
Dividends received from equity investees	2,348,693	532,857
Deferred income taxes	(98,306)	145,108
Changes in operating assets and liabilities:
Decrease (increase) in:
Financial assets held for trading	73,711	(52,997)
Trade notes and accounts receivable	(780,600)	(7,677,485)
Receivables from related parties	(800,802)	(401,360)
Other monetary assets	(100,041)	170,419
Inventories	(453,920)	(331,754)
Other current assets	(2,363,505)	(279,830)
Increase (decrease) in:
Trade notes and accounts payable	(177,318)	2,302,505
Payables to related parties	384,400	1,052,073
Income tax payable	(239,381)	(1,075,454)
Accrued expenses	(557,661)	(98,177)
Other current liabilities	(887,546)	1,829,477
Deferred income	88,591	(11,448)
Accrued pension liabilities	134,359	154,114

Net cash provided by operating activities	66,915,527	72,292,526

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of available-for-sale financial assets	(3,864,812)	(3,113,994)
Proceeds from disposal of available-for-sale financial assets	662,527	2,263,889
Acquisition of held-to-maturity financial assets	(3,865,173)	(6,543,575)
Proceeds from disposal of held-to-maturity financial assets	2,450,896	2,159,034
Acquisition of financial assets carried at cost	(35,322)	(45,239)
Capital reduction of financial assets carried at cost	31,250	7,500
Acquisition of investments accounted for using equity method	(365,900)	(1,060,192)
Proceeds from capital reduction of investments accounted for using equity method	1,043,500	815,827
Acquisition of property, plant and equipment	(32,374,650)	(26,484,469)
Proceeds from disposal of property, plant and equipment	32,187	648,629

(Continued)

CHUNGHWA TELECOM CO., LTD.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

(Amounts in Thousands of New Taiwan Dollars)

	2012	2011
Increase in intangible assets	$(588,106)	$(538,599)
Increase in other assets	(796,924)	(736,345)

Net cash used in investing activities	(37,670,527)	(32,627,534)

CASH FLOWS FROM FINANCING ACTIVITIES
Increase (decrease) in customers’ deposits	66,788	(887,839)
Increase in other liabilities	85,947	53,641
Cash dividends paid	(42,361,864)	(42,854,462)
Capital reduction	—	(19,393,617)

Net cash used in financing activities	(42,209,129)	(63,082,277)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(12,964,129)	(23,417,285)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	61,283,240	84,700,525

CASH AND CASH EQUIVALENTS, END OF YEAR	$48,319,111	$61,283,240

SUPPLEMENTAL INFORMATION
Interest paid	$7,066	$222

Income tax paid	$7,808,636	$9,240,609

CASH AND NON-CASH INVESTING ACTIVITIES
Increase in property, plant and equipment	$32,830,944	$27,846,188
Payables to suppliers	(456,294)	(1,361,719)

	$32,374,650	$26,484,469

(Concluded)

The accompanying notes are an integral part of the financial statements.

CHUNGHWA TELECOM CO., LTD.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

(Amounts in Thousands of New Taiwan Dollars, Unless Stated Otherwise)

1.	GENERAL

Chunghwa Telecom Co., Ltd. (the “Company” or “Chunghwa”) was incorporated on July 1, 1996 in the Republic of China (“ROC”) pursuant to the Article 30 of the Telecommunications Act. Chunghwa is a company limited by shares and, prior to August 2000, was wholly owned by the Ministry of Transportation and Communications (“MOTC”). Prior to July 1, 1996, the current operations of Chunghwa were carried out under the Directorate General of Telecommunications (“DGT”). The DGT was established by the MOTC in June 1943 to take primary responsibility in the development of telecommunications infrastructure and to formulate policies related to telecommunications. On July 1, 1996, the telecom operations of the DGT were spun-off as Chunghwa which continues to carry out the business and the DGT continues to be the industry regulator.

As the dominate telecommunications service provider of fixed-line and Global System for Mobile Communications (“GSM”) in the ROC, Chunghwa is subject to additional regulations imposed by ROC.

Effective August 12, 2005, the MOTC had completed the process of privatizing Chunghwa by reducing the government ownership to below 50% in various stages. In July 2000, Chunghwa received approval from the Securities and Futures Commission (the “SFC”) for a domestic initial public offering and its common shares were listed and traded on the Taiwan Stock Exchange (the “TSE”) on October 27, 2000. Certain of Chunghwa’s common shares had been sold, in connection with the foregoing privatization plan, in domestic public offerings at various dates from August 2000 to July 2003. Certain of Chunghwa’s common shares had also been sold in an international offering of securities in the form of American Depository Shares (“ADS”) on July 17, 2003 and were listed and traded on the New York Stock Exchange (the “NYSE”). The MOTC sold common shares of Chunghwa by auction in the ROC on August 9, 2005 and completed the second international offering on August 10, 2005. Upon completion of the share transfers associated with these offerings on August 12, 2005, the MOTC owned less than 50% of the outstanding shares of Chunghwa and completed the privatization plan.

As of December 31, 2012 and 2011, the Company had 24,351 and 24,664 employees, respectively.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements were prepared in conformity with the Securities and Exchange Act, the Guidelines Governing the Preparation of Financial Reports by Securities Issuers, requirements of the Business Accounting Law, Guidelines Governing Business Accounting relevant to financial accounting standards, and accounting principles generally accepted in the ROC (“ROC GAAP”). The significant accounting policies are summarized as follows:

Foreign-currency Transactions

Foreign-currency transactions other than derivative contracts are recorded in New Taiwan dollars at the rates of exchange in effect when the transactions occur. Exchange gains or losses derived from foreign-currency transactions or monetary assets and liabilities denominated in foreign currencies are recognized in earnings. At the balance sheet date, monetary assets and liabilities denominated in foreign currencies are revalued at prevailing exchange rates with the resulting gains or losses recognized in earnings.

At the balance sheet date, foreign-currency nonmonetary assets (such as equity instruments) and liabilities that are measured at fair value are revalued using prevailing exchange rates. When a gain or loss on a nonmonetary item is recognized in stockholders’ equity, any exchange component of that gain or loss shall be recognized in stockholders’ equity. Conversely, when a gain or loss on a non-monetary item is recognized in earnings, any exchange component of that gain or loss shall be recognized in earnings.

Foreign-currency nonmonetary assets and liabilities that are carried at cost continue to be stated at exchange rates at trade dates.

The financial statements of foreign equity investees and consolidated subsidiaries are translated into New Taiwan dollars at the following exchange rates. Assets and liabilities—spot rates at year-end; stockholders’ equity—historical rates, income and expenses—average rates during the year.

The resulting translation adjustments of financial statements shall be recorded as cumulative translation adjustments, a separate component of stockholders’ equity.

Accounting Estimates

Under above guidelines, laws and principles, certain estimates and assumptions have been used for the allowance for doubtful accounts, allowance for loss on inventories, depreciation of property, plant and equipment, impairment of assets, bonuses to employees, directors and supervisors, pension cost, income tax, etc. Actual results may differ from these estimates.

Classification of Current and Noncurrent Assets and Liabilities

Current assets include cash and cash equivalents, and those assets held primarily for trading purposes or to be realized, sold or consumed within one year from the balance sheet date. All other assets are classified as noncurrent. Current liabilities are obligations incurred for trading purposes or to be settled within one year from the balance sheet date. All other liabilities are classified as noncurrent.

Cash Equivalents

Cash equivalents are commercial paper and treasury bills purchased with maturities of three months or less from the date of acquisition. The carrying amount approximates fair value.

Financial Assets and Liabilities at Fair Value Through Profit or Loss

Financial instruments classified as financial assets or financial liabilities at fair value through profit or loss (“FVTPL”) include financial assets or financial liabilities held for trading and are designated as at FVTPL on initial recognition. The Company recognizes a financial asset or a financial liability when the Company becomes a party to the contractual provisions of the financial instrument. A financial asset is derecognized when the Company losses control of its contractual rights over the financial asset. A financial liability is derecognized when the obligation specified in the relevant contract is discharged, cancelled or expired.

Financial instruments at FVTPL are initially measured at fair value. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at FVTPL are recognized as expenses as incurred. Financial assets or financial liabilities at FVTPL are remeasured at fair value, subsequently with changes in fair value recognized in earnings. Cash dividends received subsequently (including those received in the period of investment) are recognized as income. On derecognition of a financial asset or a financial liability, the difference between its carrying amount and the sum of the consideration received and receivable or consideration paid and payable is recognized in earnings. A regular way purchases or sales of financial assets are accounted for using trade date accounting.

Derivatives that do not meet the criteria for hedge accounting are classified as financial assets or financial liabilities held for trading. When the fair value is positive, the derivative is recognized as a financial asset; when the fair value is negative, the derivative is recognized as a financial liability.

Fair values of financial assets and financial liabilities at the balance sheet date are determined as follows: Swap contracts are estimated by valuation techniques.

Available-for-sale Financial Assets

Available-for-sale financial assets are initially recognized at fair value plus transaction costs that are directly attributable to the acquisition. Changes in fair value from subsequent remeasurement are reported as a separate component of stockholders’ equity. The corresponding accumulated gains or losses are recognized in earnings when the financial asset is derecognized from the balance sheet. A regular way purchase or sale of financial assets is accounted for using trade date accounting.

The recognition and derecognition of available-for-sale financial assets are the same with those of financial assets at FVTPL.

Fair values are determined as follows: Listed stocks—at closing prices at the balance sheet date; open-end mutual funds—at net asset values at the balance sheet date; bonds—quoted at prices provided by the Taiwan GreTai Securities Market; and financial assets and financial liabilities without quoted prices in an active market—at values determined using valuation techniques.

Cash dividends are recognized in earnings on the ex-dividend date, except for the dividends declared before acquisition are treated as a reduction of investment cost. Stock dividends are recorded as an increase in the number of shares and do not affect investment income. The total number of shares subsequent to the increase of stock dividends is used to recalculate cost per share.

An impairment loss is recognized when there is objective evidence that the financial asset is impaired. If, in a subsequent period, the amount of the impairment loss decreases, for equity securities, the previously recognized impairment loss is reversed to the extent to the decrease and recorded as an adjustment to stockholders’ equity; for debt securities, the amount of the decrease is recognized in earnings, provided that the decrease is clearly attributable to an event which occurred after the impairment loss was recognized.

Held-to-maturity Financial Assets

Held-to-maturity financial assets are carried at amortized cost using the effective interest method. Those financial assets are initially recognized at fair value plus transaction costs that are directly attributable to the acquisition. Gains and losses are recognized at the time of derecognition, impairment or amortization. A regular way purchase or sale of financial assets is accounted for using trade date accounting.

If there is objective evidence which indicates that a financial asset is impaired, a loss is recognized. If, in a subsequent period, the amount of the impairment loss decreases and the decrease is clearly attributable to an event which occurred after the impairment loss was recognized, the previously recognized impairment loss is reversed to the extent of the decrease. The reversal may not result in a carrying amount that exceeds the amortized cost that would have been determined as if no impairment loss had been recognized.

Financial Assets Carried at Cost

Investments in equity instruments with no quoted prices in an active market and with fair values that cannot be reliably measured, such as non-publicly traded stocks and stocks traded in the Emerging Stock Market, are measured at their original cost. The accounting treatment for dividends on financial assets carried at cost is the same with that for dividends on available-for-sale financial assets. An impairment loss is recognized when there is objective evidence that the asset is impaired. A reversal of this impairment loss is disallowed.

Impairment of Accounts Receivable

Accounts receivable are assessed for impairment at the end of each reporting period and considered to be impaired when there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the accounts receivable, the estimated future cash flows of the asset have been affected.

The amount of the impairment loss recognized is the difference between the asset carrying amount and the present value of estimated future cash flows, after taking into account the related collateral and guarantees, discounted at the receivable’s original effective interest rate.

The carrying amount of the accounts receivable is reduced through the use of an allowance account.

Inventories

Inventories including merchandise and work-in-process are stated at the lower of cost (weighted-average cost) or net realizable value item by item, except for those that may be appropriate to group items of similar or related inventories. Net realizable value is the estimated selling price of inventories less all estimated costs of completion and costs necessary to make the sale. The calculation of the cost of inventory is derived using the weighted average method.

Investments Accounted for Using Equity Method

Investments in companies in which the Company exercises significant influence over the operating and financial policy decisions are accounted for by the equity method. Under the equity method, the investment is initially stated at cost and subsequently adjusted for its proportionate share in the net earnings of the investee companies. Any cash dividends received are recognized as a reduction in the carrying value of the investments.

Gains or losses on sales from the Company to equity method investees wherein the Company exercises significant influence over these equity investees are deferred in proportion to the Company’s ownership percentage in the investees until such gains or losses are realized through transactions with third parties. Gains or losses on sales from equity method investees to Chunghwa are deferred in proportion to the Chunghwa’s ownership percentages in the investees until they are realized through transactions with third parties.

When the Company subscribes for additional investees shares at a percentage different from its existing ownership percentage, the resulting carrying amount of the investment in the investee differs from the amount of the Company’s share of the investee’s equity. The Company records such a difference as an adjustment to long-term investments with the corresponding amount charged or credited to additional paid-in capital to the extent available, with the balance charged to retained earnings.

Property, Plant and Equipment

Property, plant and equipment are stated at cost plus a revaluation increment, if any, less accumulated depreciation and accumulated impairment loss. The interest costs that are directly attributable to the acquisition, construction of a qualifying asset are capitalized as property, plant and equipment. Major renewals and betterments are capitalized, while maintenance and repairs are expensed as incurred.

When an indication of impairment is identified, any excess of the carrying amount of an asset over its recoverable amount is recognized as a loss. If the recoverable amount increases in a subsequent period, the amount previously recognized as impairment would be reversed and recognized as a gain. However, the adjusted amount may not exceed the carrying amount that would have been determined, net of depreciation, as if no impairment loss had been recognized.

An impairment loss on a revalued asset is charged to “unrealized revaluation increment” under equity to the extent available, with the balance is recognized as a loss in earnings. If the recoverable amount increases in a subsequent period, the amount previously recognized as impairment loss could be reversed and recognized as a gain, with the remaining credited to “unrealized revaluation increment”.

Depreciation expense is computed using the straight-line method over the following estimated service lives: land improvements—2 to 30 years; buildings—5 to 60 years; computer equipment—2 to 10 years; telecommunications equipment—2 to 15 years; transportation equipment—3 to 10 years; and miscellaneous equipment—2 to 12 years.

Upon sale or disposal of property, plant and equipment, the related cost, accumulated depreciation, accumulated impairment losses and any unrealized revaluation increment are deducted from the corresponding accounts, and any gain or loss is recorded as non-operating gains or losses in the period of sale or disposal.

Intangible Assets

Intangible assets mainly include 3G Concession, computer software and patents.

The 3G Concession is valid through December 31, 2018. The 3G Concession is amortized on a straight-line basis from the date operations commence through the date the license expires. Computer software costs and patents are amortized using the straight-line method over the estimated useful lives of 2-20 years.

When an indication of impairment is identified for intangible assets, any excess of the carrying amount of an asset over its recoverable amount is recognized as a loss. If the recoverable amount increases in a subsequent period, the amount previously recognized as impairment would be reversed and recognized as a gain. However, the adjusted amount may not exceed the carrying amount that would have been determined, as if no impairment loss had been recognized.

Idle Assets

Idle assets are carried at the lower of recoverable amount or carrying amount.

Pension Costs

Pension cost under a defined benefit plan is determined by actuarial valuations. Contributions made under a defined contribution plan are recognized as pension cost during the year in which employees render services.

Income Tax

The Company applies inter-period allocations for its income tax, whereby deferred income tax assets and liabilities are recognized for the tax effects of temporary differences and unused tax credits. Valuation allowances are provided to the extent, if any, that it is more likely than not that deferred income tax assets will not be realized. A deferred tax asset or liability is classified as current or noncurrent in accordance with the classification of its related asset or liability. However, if a deferred tax asset or liability does not relate to an asset or liability in the financial statements, then it is classified as either current or noncurrent based on the expected length of time before it is realized or settled.

Any tax credits arising from, research and development are recognized using the flow-through method.

Adjustments of prior years’ tax liabilities are added to or deducted from the current year’s tax provision.

Income taxes (10%) on undistributed earnings is recorded in the year of stockholders approval which is the year subsequent to the year the earnings are generated.

Revenue Recognition

Revenues are recognized when they are realized or realizable and earned. Revenues are realized or realizable and earned when the Company has persuasive evidence of an arrangement, the goods have been delivered or the services have been rendered to the customer, the sales price is fixed or determinable and collectibility is reasonably assured.

Revenue is measured at the fair value of the consideration received or receivable and represents amounts agreed between the Company and the customers for goods sold in the normal course of business, net of sales discounts and volume rebates. For trade receivables due within one year from the balance sheet date, as the nominal value of the consideration to be received approximates its fair value and transactions are frequent, fair value of the consideration is not determined by discounting all future receipts using an imputed rate of interest.

Usage revenues from fixed-line services (including local, domestic long distance and international long distance), cellular services, Internet and data services, and interconnection and call transfer fees from other telecommunications companies and carriers are billed in arrears and are recognized based upon seconds or minutes of traffic processed when the services are provided in accordance with contract terms.

Other revenues are recognized as follows: (a) one-time subscriber connection fees (on fixed-line services) are deferred and recognized over the average expected customer service periods, (b) monthly fees (on fixed-line, mobile, Internet and data services) are accrued every month, and (c) prepaid services (fixed-line, mobile, Internet and data services) are recognized as income based upon actual usage by customers or when the right to use those services expires.

Where the Company enters into transactions which involve both the provision of air time bundled with products such as 3G data card and handset, total consideration received from handsets in these arrangements are allocated and measured using units of accounting within the arrangement based on relative fair values limited to the amount that is not contingent upon the delivery of other items or services.

Where the Company sells products to third party cellular phone stores the Company records the direct sale of the products, typically handsets, as gross revenue when the Company is the primary obligor in the arrangement and when title is passed and the products are accepted by the stores.

Expense Recognition

The costs of providing services are recognized as incurred.

3.	EFFECT OF CHANGES IN ACCOUNTING PRINCIPLE

The Company adopted the newly-revised Statements of Financial Accounting Standards No. 34, “Financial Instruments,” (“SFAS No. 34”) beginning from January 1, 2011. When an enterprise adopts the revised provisions, the initial recognition of loans and receivables shall be accounted for under SFAS No. 34.

4.	CASH AND CASH EQUIVALENTS

	December 31
	2012	2011
Cash
Cash on hand	$123,272	$83,922
Bank deposits	4,027,827	2,224,474
Negotiable certificate of deposit, annual yield rate—ranging from 0.83%-0.96% and 0.80%-1.05% for 2012 and 2011, respectively	26,550,000	41,450,000

	30,701,099	43,758,396

Cash equivalents
Commercial paper, annual yield rate—0.74% and 0.70% for 2012 and 2011, respectively	17,618,012	17,225,365
Treasury bills, annual yield rate—0.70%	—	299,479

	17,618,012	17,524,844

	$48,319,111	$61,283,240

As of December 31, 2012 and 2011, foreign deposits in bank were as following:

	December 31
	2012	2011
United States of America—New York (US$1,002 thousand and US$2,467 thousand for 2012 and 2011, respectively)	$29,090	$74,693

5.	FINANCIAL ASSETS AND LIABILITIES AT FAIR VALUE THROUGH PROFIT OR LOSS

	December 31
	2012	2011
Derivatives—financial assets
Currency swap contracts	$2,702	$6,094

Derivatives—financial liabilities
Currency swap contracts	$1,935	$3,665

Chunghwa entered into currency swap contracts to reduce its exposure to foreign currency risk and variability in operating results due to fluctuations in exchange rates. However, these derivatives did not meet the criteria for hedge accounting and were classified as financial assets or financial liabilities held for trading.

Outstanding currency swap contracts as of December 31, 2012 and 2011 were as follows:

	Currency	Maturity Period	Contract Amount (In Thousands)
December 31, 2012
Currency swap contracts	USD/NTD	2013.01-03	USD34,000/NTD991,188
	USD/NTD	2013.01-03	USD32,000/NTD929,280
December 31, 2011
Currency swap contracts	USD/NTD	2012.01-03	USD43,000/NTD1,306,834
	USD/NTD	2012.01-02	USD19,000/NTD571,280

Net gain (loss) arising from financial assets and liabilities at fair value through profit or loss for the years ended December 31, 2012 and 2011 were $72,049 thousand (including realized settlement gain of $73,711 thousand and valuation loss of $1,662 thousand) and ($84,847) thousand (including realized settlement loss of $52,998 thousand and valuation loss of $31,849 thousand), respectively.

6.	AVAILABLE-FOR-SALE FINANCIAL ASSETS

	December 31
	2012	2011
Domestic listed stocks	$3,163,465	$—
Open-end mutual funds	2,190,392	1,974,606

	5,353,857	1,974,606
Less: Current portion	2,190,392	1,974,606

	$3,163,465	$—

The board of directors resolved to acquire 263,622 thousand common shares of China Airline Ltd. (“CAL”) at $11.73 per share for the three months ended March 31, 2012. Chunghwa expected to hold it as long-term investment and classified it as available-for-sale financial assets—noncurrent. CAL engages mainly in air transportation services.

Movements of unrealized gain (loss) on available-for-sale financial assets were as follows:

	Year Ended December 31
	2012	2011
Balance, beginning of year	$75,639	$(20,542)
Recognized in stockholders’ equity	176,965	94,003
Transferred to profit or loss	(6,002)	2,178

Balance, end of year	$246,602	$75,639

7.	HELD-TO-MATURITY FINANCIAL ASSETS

	December 31
	2012	2011
Corporate bonds, nominal interest rate ranging from 1.15%-2.90% and 1.20%-2.98% for 2012 and 2011, respectively; effective interest rate ranging from 1.00%-2.89% and 0.83%-2.89% for 2012 and 2011, respectively	$14,791,151	$13,790,447
Bank debentures, nominal interest rate ranging from 1.25%-1.60% and 1.37%-1.60% for 2012 and 2011, respectively; effective interest rate ranging from 1.15%-1.40% and 1.25%-1.40% for 2012 and 2011, respectively	1,255,139	905,745

	16,046,290	14,696,192
Less: Current portion	4,250,146	1,201,301

	$11,796,144	$13,494,891

8.	ALLOWANCE FOR DOUBTFUL ACCOUNTS

	Year Ended December 31
	2012	2011
Balance, beginning of year	$2,398,470	$2,528,044
Provision for (reversal of) doubtful accounts	(1,481,665)	98,680
Accounts receivable written off	(137,194)	(228,254)

Balance, end of year	$779,611	$2,398,470

Chunghwa evaluated the results of procedures implemented to enhance the collection of account receivable as well as the experience of decreases in uncollected receivables, and decided to refine the allowance calculation policy which led to the reversal of allowance for doubtful accounts for the year ended December 31, 2012.

9.	OTHER MONETARY ASSETS — CURRENT

	December 31
	2012	2011
Accrued custodial receipts from other carriers	$187,736	$104,785
Accrued custodial receipts of Multimedia on Demand (MOD) service	182,455	119,295
Other	1,626,150	1,689,604

	$1,996,341	$1,913,684

10.	INVENTORIES

	December 31
	2012	2011
Work in process	$816,835	$808,957
Merchandise	1,088,863	642,821

	$1,905,698	$1,451,778

The operating costs related to inventories were $12,146,343 thousand (including the valuation loss on inventories of $31,903 thousand) and $10,852,608 thousand (including the valuation loss on inventories of $175,913 thousand) for the years ended December 31, 2012 and 2011, respectively.

11.	OTHER CURRENT ASSETS

	December 31
	2012	2011
Spare parts	$4,046,050	$2,305,655
Prepaid rents	890,404	933,796
Prepaid expenses	827,799	734,461
Miscellaneous	205,979	368,389

	$5,970,232	$4,342,301

12.	INVESTMENTS ACCOUNTED FOR USING EQUITY METHOD

	December 31
	2012		2011
	Carrying Value	% of Owner- ship	Carrying Value	% of Owner- ship
Listed
Senao International Co., Ltd. (“SENAO”)	$1,623,305	28	$1,542,361	28

Non-listed
Light Era Development Co., Ltd. (“LED”)	3,785,310	100	4,222,858	100
Donghwa Telecom Co., Ltd. (“DHT”)	1,168,032	100	891,526	100
Chunghwa Telecom Singapore Pte., Ltd. (“CHTS”)	746,122	100	659,128	100
Chunghwa System Integration Co., Ltd. (“CHSI”)	707,250	100	708,745	100
Chunghwa Investment Co., Ltd. (“CHI”)	614,217	89	1,742,779	89
CHIEF Telecom Inc. (“CHIEF”)	591,706	69	574,283	69
International Integrated System, Inc. (“IISI”)	277,592	33	257,371	33
Viettel-CHT Co., Ltd. (“Viettel-CHT”)	265,052	30	255,121	30
Huada Digital Corporation (“HDD”)	241,309	50	250,689	50
Taiwan International Standard Electronics Co., Ltd. (“TISE”)	224,099	40	608,933	40
Chunghwa International Yellow Pages Co., Ltd. (“CIYP”)	188,738	100	194,344	100
Prime Asia Investments Group Ltd. (B.V.I.) (“Prime Asia”)	155,357	100	187,755	100
Skysoft Co., Ltd. (“SKYSOFT”)	127,686	30	113,304	30
Spring House Entertainment Inc. (“SHE”)	125,929	56	101,142	56
Chunghwa Telecom Global, Inc. (“CHTG”)	96,614	100	86,433	100
KingWaytek Technology Co., Ltd. (“KWT”)	77,449	33	75,369	33
Chunghwa Telecom Vietnam Co., Ltd. (“CHTV”)	55,448	100	37,564	100
Smartfun Digital Co., Ltd. (“SFD”)	44,549	65	60,125	65
So-net Entertainment Taiwan Co., Ltd. (“So-net”)	31,152	30	34,545	30
Chunghwa Telecom Japan Co., Ltd. (“CHTJ”)	25,689	100	22,439	100
Dian Zuan Integrating Marketing Co., Ltd. (“DZIM”)	20,902	33	109,783	40
Chunghwa Sochamp Technology Inc. (“CHST”)	17,414	51	20,351	51
New Prospect Investments Holdings Ltd. (B.V.I.) (“New Prospect”)	—	100	—	100

	9,587,616		11,214,587

	$11,210,921		$12,756,948

Chunghwa increased its investment in DHT for $360,216 thousand and $313,299 thousand in November 2011 and August 2012. DHT engages mainly in international telecommunications, IP fictitious internet and internet transfer services.

Chunghwa Telecom Singapore Pte., Ltd. reduced its capital by $815,827 thousand in March 2011. The reduction amount was received by Chunghwa.

CHI reduced its capital by $1,100,000 thousand in August 2012. Chunghwa received $979,000 thousand from capital reduction.

InfoExplorer Co., Ltd. (“IFE”) issued new shares as the consideration to merge with International Integrated System Inc. and e-ToYou International, Inc. on April 1, 2011. After the merger, IFE became the surviving entity and was renamed as International Integrated System, Inc. (IISI). International Integrated System, Inc. and e-ToYou International, Inc. were dissolved. As a result of the additional shares being issued by IFE in connection with this transaction, Chunghwa’s ownership interest in IISI decreased from 49% to 33% after the merger, and following the stockholders’ meeting of IISI on June 24, 2011, Chunghwa lost control of the board of directors.

Chunghwa invested in HDD in September 2011 at $250,000 thousand cash to acquire 50% of its shares and the rest of 50% ownership interest was held by HTC Corporation (“HTC”). After the stockholders’ meeting of HDD held on March 2, 2012, Chunghwa and HTC each obtained half of director seats. Thus, neither entities obtained control over HDD. HDD engages mainly in providing software service.

Chunghwa increased its investment in Prime Asia by $177,176 thousand, $28,913 thousand and $8,931 thousand in March 2011, December 2011, and November 2012, respectively. Prime Asia is operating as an investment company.

Chunghwa, President Chain Store Corporation and EasyCard Corporation established a joint venture, DZIM, in May 2011. Chunghwa invested $114,640 thousand in cash and held 40% ownership of DZIM in May 2011. Chunghwa invested $14,360 thousand in May 2012, and the ownership interest decreased from 40% to 33% after the capital increase of DZIM. DZIM reduced its capital by $193,490 thousand in December 2012. Chunghwa received $64,500 thousand from capital reduction. DZIM engages mainly in information technology service and general advertisement service.

Chunghwa and United Daily News established a joint venture, SFD, in August 2011. Chunghwa invested $65,000 thousand cash and hold a 65% ownership of SFD. SFD mainly engages in sales of software.

Chunghwa established Chunghwa Telecom Vietnam Co., Ltd. (“CHTV”) in May 2011 by investing $43,847 thousand cash and further increased its investment for $29,310 thousand cash in October 2012. CHTV engages mainly in providing information and communications technology, and intelligent energy network service.

Chunghwa invested in CHST for $20,400 thousand in June 2011. The ownership of CHST is 51%. CHST mainly engages in license plate recognition system.

Chunghwa established New Prospect Investments Holdings Ltd. (B.V.I.) (“New Prospect”) in March 2006, but not on operation stage yet. The holding company is operating as investment company and Chunghwa has 100% ownership right in an amount of US$1 in the holding company as of December 31, 2012.

Chunghwa established 100% owned subsidiary of Honghwa Human Resources Co., Ltd. (“HHR”) by prepaying $180,000 thousand in January 2013. HHR engages mainly in providing human resources service.

Market value of the listed investment accounted for using equity method calculated at its closing prices as of December 31, 2012 and 2011 was $6,825,627 thousand and $6,660,549 thousand, respectively.

The details of equity in earnings and losses of equity method investees were as follows:

	Year Ended December 31
	2012	2011
Light Era Development Co., Ltd. (“LED”)	$664,064	$1,251,383
Senao International Co., Ltd. (“SENAO”)	410,617	389,424
Taiwan International Standard Electronics Co., Ltd. (“TISE”)	301,024	158,205
CHIEF Telecom Inc. (“CHIEF”)	113,354	106,974
Others	43,124	191,078

	$1,532,183	$2,097,064

The equity in earnings and losses for the years ended December 31, 2012 and 2011 were based on the audited financial statements.

All accounts of Chunghwa’s subsidiaries were included in Chunghwa’s consolidated financial statements.

13.	FINANCIAL ASSETS CARRIED AT COST

	December 31
	2012		2011
	Carrying Value	% of Owner- ship	Carrying Value	% of Owner- ship
Non-listed
Taipei Financial Center Corp. (“TFC”)	$1,789,530	12	$1,789,530	12
Industrial Bank of Taiwan II Venture Capital Co., Ltd. (“IBT II”)	180,000	17	200,000	17
Innovation Works Development Fund, L.P. (“IWDF”)	108,476	4	73,154	4
Global Mobile Corp. (“GMC”)	77,018	3	77,018	8
iD Branding Ventures (“iDBV”)	56,250	8	67,500	8
Innovation Works Limited (“IW”)	31,391	2	31,391	2
CQi Energy Infocom Inc. (“CQi”)	—	18	6,000	18
RPTI International (“RPTI”)	—	10	—	10
Essence Technology Solution, Inc. (“ETS”)	—	7	—	7

	$2,242,665		$2,244,593

IBT II completed a capital reduction in June 2012. The Company has received $20,000 thousand from the capital reduction.

Chunghwa made additional investment in IWDF for $35,119 thousand and $35,322 thousand in October 2011 and June 2012, respectively. IWDF invests mainly in start-up companies of E-commerce, mobile internet and cloud computing, etc.

iDBV reduced its capital for $7,500 thousand and $11,250 thousand in December 2011 and October 2012. The amounts from the aforementioned capital reductions were received by Chunghwa.

Chunghwa made additional investment in IW for $10,120 thousand in January 2011. IW invests mainly in start-up companies and mentors such companies in the E-commerce, mobile internet and cloud computing fields, etc.

After evaluating the financial assets carried at cost, Chunghwa determined the investment in GMC, CQi and RPTI were impaired and recognized an impairment loss of $50,000 thousand, $14,000 thousand and $34,500 thousand in 2011, respectively.

After evaluating the financial assets carried at cost, Chunghwa determined the investment in CQi was impaired and recognized an impairment loss of $6,000 thousand in 2012.

The above investments do not have a quoted market price in an active market and the fair values cannot be reliably measured; therefore, these investments are carried at original cost.

14.	OTHER MONETARY ASSETS - NONCURRENT

	December 31
	2012	2011
Piping Fund	$1,000,000	$1,000,000

As part of the government’s effort to upgrade the existing telecommunications infrastructure, Chunghwa and other public utility companies were required by the ROC government to contribute $1,000,000 thousand to a Piping Fund administered by the Taipei City Government. This fund was used to finance various telecommunications infrastructure projects.

15.	PROPERTY, PLANT AND EQUIPMENT

	December 31
	2012	2011
Cost
Land	$101,463,788	$101,386,926
Land improvements	1,579,607	1,552,549
Buildings	66,109,355	65,954,833
Computer equipment	14,928,409	14,435,797
Telecommunications equipment	667,483,018	653,730,240
Transportation equipment	3,311,548	2,524,245
Miscellaneous equipment	6,878,831	6,584,655

Total cost	861,754,556	846,169,245
Revaluation increment on land	5,762,184	5,762,535

	867,516,740	851,931,780

Accumulated depreciation
Land improvements	1,092,703	1,040,885
Buildings	20,654,817	19,533,607
Computer equipment	11,051,088	10,619,313
Telecommunications equipment	546,514,782	530,368,705
Transportation equipment	1,268,224	1,252,360
Miscellaneous equipment	5,332,256	5,246,632

	585,913,870	568,061,502

Accumulated impairment	1,506,820	—

Construction in progress and advances related to acquisition of equipment	17,751,259	13,459,107

Property, plant and equipment, net	$297,847,309	$297,329,385

Pursuant to the related regulation, Chunghwa revalued its land owned as of April 30, 2000 based on the publicly announced value as of July 1, 1999. These revaluations which were approved by the Ministry of Auditing resulted in increases in the carrying values of property, plant and equipment of $5,986,074 thousand, liabilities for land value incremental tax of $211,182 thousand, and stockholder’s equity—other adjustments of $5,774,892 thousand.

The amendment to the Land Tax Act, relating to the article to permanently lower land value incremental tax, went effective from February 1, 2005. In accordance with the lowered tax rates, Chunghwa recomputed its land value incremental tax, and reclassified the reserve for land value incremental tax of $116,196 thousand to stockholders’ equity—other adjustments. As of December 31, 2011, the unrealized revaluation increment was decreased to $5,760,349 thousand by disposal of the revalued assets and recognition of impairment loss.

Chunghwa determined that partial land and telecommunication equipments were impaired and recognized an impairment loss of $1,504,766 thousand for the year ended December 31, 2012. Due to the impairment, the unrealized revaluation increment was decreased by $2,054 thousand. Idle asset and other asset—other were recognized impairment losses of $34,894 thousand and $20,394 thousand, respectively.

Depreciation on property, plant and equipment for the years ended December 31, 2012 and 2011 amounted to $30,738,787 thousand and $30,610,803 thousand, respectively. No interest expense was capitalized for the years ended December 31, 2012 and 2011.

16.	ACCRUED EXPENSES

	December 31
	2012	2011
Accrued salary and compensation	$9,051,769	$9,762,480
Accrued franchise fees	2,164,220	2,246,265
Accrued employees’ bonuses and remuneration to directors and supervisors	1,570,566	2,084,632
Accrued maintenance fees	988,240	898,016
Other accrued expenses	2,832,937	2,174,000

	$16,607,732	$17,165,393

17.	OTHER CURRENT LIABILITIES

	December 31
	2012	2011
Advances receipts	$9,603,502	$10,538,171
Payables to contractors	2,379,833	1,834,254
Payables to equipment suppliers	1,883,303	1,854,051
Amounts collected for others	1,295,802	1,187,743
Refundable customers’ deposits	1,219,355	1,095,183
Others	2,614,117	2,733,034

	$18,995,912	$19,242,436

18.	STOCKHOLDERS’ EQUITY

Under Chunghwa’s Articles of Incorporation, Chunghwa’s authorized capital is $120,000,000 thousand which is divided into 12,000,000 thousand common shares (at $10 par value per share), among which 7,757,447 thousand shares are issued and outstanding as of December 31, 2012.

For the purpose of privatizing Chunghwa, the MOTC sold 1,109,750 thousand common shares of Chunghwa in an international offering of securities in the form of American Depositary Shares (“ADS”) amounting to 110,975 thousand units (one ADS represents ten common shares) on the New York Stock Exchange on July 17, 2003. Afterwards, the MOTC sold 1,350,682 thousand common shares in the form of ADS amounting to 135,068 thousand units on August 10, 2005. Subsequently, the MOTC and Taiwan Mobile Co., Ltd. sold 505,389 thousand and 58,959 thousand common shares of Chunghwa, respectively, in the form of ADS totally amounting to 56,435 thousand units on September 29, 2006. The MOTC and Taiwan Mobile Co., Ltd. have sold 3,024,780 thousand common shares in the form of ADS amounting to 302,478 thousand units. As of December 31, 2012, the outstanding ADSs representing 309,211 thousand common shares, which equaled approximately 30,921 thousand units and represented 3.99% of Chunghwa’s total outstanding common shares.

The ADS holders generally have the same rights and obligations as other common stockholders, subject to the provision of relevant laws. The exercise of such rights and obligations shall comply with the related regulations and deposit agreement, which stipulate, among other things, that ADS holders can, through deposit agents:

a.	Exercise their voting rights,

b.	Sell their ADSs, and

c.	Receive dividends declared and subscribe to the issuance of new shares.

Under the ROC Company Law, additional paid-in capital may only be utilized to offset deficits. However, the additional paid-in capital from shares issued in excess of par and donations may be capitalized, which however is limited to a certain percentage of Chunghwa’s paid-in capital. However, where a company undergoes an organizational change (such as a merger, acquisition, or reorganization) that results in the capitalization of undistributed earnings after the organizational change, the above restriction does not apply. Under the revised Company Law issued on January 4, 2012, the aforementioned additional paid-in capital also may be distributed in cash. The additional paid-in capital from long-term investments may not be used for any purpose.

In addition, before distributing a dividend or making any other distribution to stockholders, Chunghwa must pay all outstanding taxes, recover any past losses and set aside a legal reserve equal to 10% of its net income, and depending on its business needs or requirements, may also set aside or reverse special reserves. In accordance with the Articles of Incorporation, no less than 50% of the remaining earnings comprising remaining balance of net income, if any, plus cumulative undistributed earnings shall be distributed in the following order: (a) from 2% to 5% of distributable earnings shall be distributed to employees as employee bonus; (b) no more than 0.2% of distributable earnings shall be distributed to board of directors and supervisors as remuneration; and (c) cash dividends to be distributed shall not be less than 50% of the total amount of dividends to be distributed. If cash dividend to be distributed is less than $0.10 per share, such cash dividend shall be distributed in the form of common shares.

For the years ended December 31, 2012 and 2011, the accrual amounts for bonuses to employees and remuneration to directors and supervisors were accrued based on past experiences and probable amount to be paid in accordance with Chunghwa’s Articles of Incorporation and Implementation Guidance for the Employee’s Bonus Distribution of Chunghwa Telecom Co., Ltd.

If the initial accrual amounts of the aforementioned bonus are significantly different from the amounts proposed by the board of directors, the difference is charged to the earnings of the year making the initial estimate. Otherwise, the difference between initial accrual amount and the amount resolved in the shareholders’ meeting is charged to the earnings of the following year as a result of change in accounting estimate.

Under the ROC Company Law, the appropriation for legal reserve shall be made until the accumulated reserve equals the aggregate par value of the outstanding capital stock of Chunghwa. This reserve can only be used to offset a deficit, or under the revised Company Law issued on January 4, 2012, when the legal reserve has exceeded 25% of the Company’s paid-in capital, the excess may be transferred to capital or distributed in cash.

The appropriations and distributions of the 2011 and 2010 earnings of Chunghwa have been approved by the stockholders on June 22, 2012 and June 24, 2011 as follows:

	Appropriation of Earnings		Dividends Per Share
	For Fiscal Year 2011	For Fiscal Year 2010	For Fiscal Year 2011	For Fiscal Year 2010
Legal reserve	$4,706,838	$4,760,890
Cash dividends	42,361,864	42,854,462	$5.46	$5.52

The amounts for bonuses to employees and remuneration to directors and supervisors approved in the stockholders’ meeting on June 22, 2011, were $2,040,090 thousand and $44,446 thousand, respectively. There was no difference between the initial accrual amounts and the amounts resolved in stockholders’ meeting of the aforementioned bonuses to employees and the remuneration to directors and supervisors.

The amounts for bonuses to employees and remuneration to directors and supervisors approved in the stockholders’ meeting on June 24, 2011, were $2,144,074 thousand and $45,044 thousand, respectively. There was no difference between the initial accrual amounts and the amounts resolved in stockholders’ meeting of the aforementioned bonuses to employees and the remuneration to directors and supervisors.

The appropriation and distribution of 2012 earnings of Chunghwa has not been resolved by the board of directors as the report date. Information on the appropriation of Chunghwa’s earnings, employees bonuses and remuneration to directors and supervisors resolved by the board of directors and approved by the stockholders is available at the Market Observation Post System website.

The stockholders, at the stockholders’ meeting held on June 18, 2010, resolved to reduce the amount of $19,393,617 thousand in capital of Chunghwa by a cash distribution to its stockholders. The abovementioned 2010 capital reduction proposal was effectively approved by FSC. The board of directors of Chunghwa was authorized to designate the record date of capital reduction as of October 26, 2010. Subsequently, the stock transfer record date of capital reduction was designated as January 15, 2011. The amount due to stockholders for capital reduction was $19,393,617 thousand and such cash payment to stockholders was made in January 2011.

19.	COMPENSATION, DEPRECIATION AND AMORTIZATION EXPENSES

	Year Ended December 31, 2012
	Operating Costs	Operating Expenses	Total
Compensation expense
Salaries	$12,528,782	$8,873,040	$21,401,822
Insurance	1,194,419	865,595	2,060,014
Pension	$1,786,779	$1,206,898	$2,993,677
Other compensation	8,553,857	5,947,608	14,501,465

	$24,063,837	$16,893,141	$40,956,978

Depreciation expense	$28,868,547	$1,870,240	$30,738,787

Amortization expense	$1,202,980	$152,841	$1,355,821

			(Concluded	)

	Year Ended December 31, 2011
	Operating Costs	Operating Expenses	Total
Compensation expense
Salaries	$12,151,863	$8,622,719	$20,774,582
Insurance	1,041,203	746,781	1,787,984
Pension	1,710,046	1,163,277	2,873,323
Other compensation	9,443,816	6,565,281	16,009,097

	$24,346,928	$17,098,058	$41,444,986

Depreciation expense	$28,921,464	$1,689,339	$30,610,803

Amortization expense	$1,171,397	$131,585	$1,302,982

20.	INCOME TAX

a.	A reconciliation between income tax expense computed by applying the statutory income tax rate to income before income tax and income tax payable is as follows:

	Year Ended December 31
	2012	2011
Income tax expense computed at statutory income tax rate	$8,053,737	$9,414,368
Add (deduct) tax effects of:
Permanent differences	(62,689)	(543,776)
Temporary differences	(75,566)	(122,783)
10% undistributed earning tax	—	45
Investment tax credits	(396,166)	(641,932)

Income tax payable	$7,519,316	$8,105,922

The balance of income tax payable as of December 31, 2012 and 2011 was shown net of prepaid income tax.

b.	Income tax expense consisted of the following:

	Year Ended December 31
	2012	2011
Income tax payable	$7,519,316	$8,105,922
Foreign income tax	24,304	27,372
Income tax—deferred	(98,306)	145,108
Adjustments of prior years’ income tax	25,635	31,861

Income tax	$7,470,949	$8,310,263

c.	Net deferred income tax assets (liabilities) consisted of the following:

	December 31
	2012	2011
Current
Unrealized accrued expense	$32,578	$25,786
Estimated warranty liabilities	19,081	—
Unrealized foreign exchange (loss) gain	18,110	(12,659)
Valuation loss on inventory	10,119	39,132
Valuation gain on financial instruments, net	(130)	(413)
Provision for doubtful accounts	—	176,844

	79,758	228,690
Valuation allowance	—	(176,844)

Net deferred income tax assets—current	$79,758	$51,486

Noncurrent
Accrued pension cost	$267,154	$244,313
Impairment loss	58,174	10,514
Abandonment of equipment not approved by National Tax Administration	—	107

Net deferred income tax assets—noncurrent	$325,328	$254,934

d.	The related information under the Integrated Income Tax System is as follows:

	December 31
	2012	2011
Balance of Imputation Credit Account (“ICA”)	$4,459,457	$4,899,036

The actual creditable ratios distribution of Chunghwa’s 2012 and 2011 for earnings were 19.05% and 17.63%, respectively. The imputation credit allocated to stockholders is based on its balance as of the date of dividend distribution. The estimated ratio may change when the actual distribution of imputation credit is made.

e.	Undistributed earnings information

All Chunghwa’s earnings generated prior to June 30, 1998 have been appropriated.

Income tax returns through the year ended December 31, 2007 have been examined by the ROC tax authorities.

21.	EARNINGS PER SHARE

EPS was calculated as follows:

	Amount (Numerator)		Weighted- average Number of Common Shares	Earnings Per Share (Dollars)
	Income Before Income Tax	Net Income	Outstanding (Thousand) (Denominator)	Income Before Income Tax	Net Income
Year ended December 31, 2012

Basic EPS:
Income attributable to stockholders	$47,374,923	$39,903,974	7,757,447	$6.11	$5.14

Effect of dilutive potential common stock
SENAO’s stock options	(4,005)	(4,005)	—
Employee bonus	—	—	19,791

Diluted EPS
Income attributable to stockholders (including effect of dilutive potential common stock)	$47,370,918	$39,899,969	7,777,238	$6.09	$5.13

Year ended December 31, 2011

Basic EPS:
Income attributable to stockholders	$55,378,638	$47,068,375	7,789,326	$7.11	$6.04

Effect of dilutive potential common stock
SENAO’s stock options	(8,928)	(8,928)	—
Employee bonus	—	—	21,279

Diluted EPS
Income attributable to stockholders (including effect of dilutive potential common stock)	$55,369,710	$47,059,447	7,810,605	$7.09	$6.03

According to the Interpretation 97-169 issued by ARDF in May 2008, Chunghwa presumed that the employees bonuses to be paid will be settled in shares and takes those shares into consideration when calculating the weighted average number of outstanding shares used in the calculation of diluted EPS if the shares have a dilutive effect for the years ended December 31, 2012 and 2011. The number of shares is calculated by dividing the amount of bonuses by the closing price of the Chunghwa’s shares of the balance sheet date. The dilutive effect of the shares needs to be considered until the stockholders resolve the number of shares to be distributed to employees in their meeting in the following year.

The diluted earnings per share for the years ended December 31, 2012 and 2011 were due to the effect of potential common stock of stock options by SENAO.

22.	PENSION PLAN

Chunghwa completed privatization plans on August 12, 2005. Chunghwa is required to pay all accrued pension obligations including service clearance payment, lump sum payment under civil service plan, additional separation payments, etc. upon the completion of the privatization in accordance with the Statute Governing Privatization of Stated-owned Enterprises. After paying all pension obligations for privatization, the plan assets of Chunghwa should be transferred to the Fund for Privatization of Government-owned Enterprises (the “Privatization Fund”) under the Executive Yuan. On August 7, 2006, Chunghwa transferred the remaining balance of fund to the Privatization Fund. However, according to the instructions of MOTC, Chunghwa is requested to pay all accrued pension obligations including service clearance payment, lump sum payment under civil service plan, additional separation payments, etc. upon the completion of the privatization.

The pension plan under the Labor Pension Act of ROC (the “LPA”) is considered as a defined contribution plan. Based on the LPA, Chunghwa makes monthly contributions to employees’ individual pension accounts at 6% of monthly salaries and wages.

Chunghwa’s pension plan is considered as a defined benefit plan under the Labor Standards Law that provide benefits based on an employee’s length of service and average six-month salary prior to retirement. Chunghwa contributes an amount no more than 15% of salaries paid each month to their respective pension funds (the Funds), which are administered by the Labor Pension Fund Supervisory Committee (the Committee) and deposited in the names of the Committees in the Bank of Taiwan.

The Company used December 31 as the measurement date for their pension plans.

Pension costs of Chunghwa were $3,069,753 thousand ($2,895,771 thousand subject to defined benefit plan and $173,982 thousand subject to defined contribution plan) and $2,954,112 thousand ($2,803,589 thousand subject to defined benefit plan and $150,523 thousand subject to defined contribution plan) for the years ended December 31, 2012 and 2011, respectively.

Pension information of the defined benefit plan was summarized as follows:

a.	Components of net periodic pension cost

	Year Ended December 31
	2012	2011
Service cost	$2,834,621	$2,759,070
Interest cost	317,817	261,522
Expected return on plan assets	(252,645)	(212,981)
Amortization of unrecognized loss	(4,022)	(4,022)

	$2,895,771	$2,803,589

b.	Reconciliation between the fund status and accrued pension cost is summarized as follows:

	December 31
	2012	2011
Benefit obligation
Vested benefit obligation	$(15,807,582)	$(12,527,833)
Non-vested benefit obligation	(4,068,647)	(4,234,319)

Accumulated benefit obligation	(19,876,229)	(16,762,152)
Additional benefit obligation	(1,981,949)	(1,724,407)

Projected benefit obligation	(21,858,178)	(18,486,559)
Fair values of plan assets	17,357,350	15,593,472

Funded status	(4,500,828)	(2,893,087)
Unrecognized prior service cost effect	(33,655)	(37,677)
Amortization of unrecognized net loss (gain)	2,962,988	1,493,628
Adjustment of accrued pension cost	(947,384)	—

Accrued pension liabilities	$(2,518,879)	$(1,437,136)

	December 31
	2012	2011
c. Vested benefit	$18,440,277	$16,164,494

d. Actuarial assumptions
Discount rate used in determining present value	1.60%	1.75%
Rate of compensation increase	1.00%	1.00%
Rate of return on plan assets	1.60%	1.50%

e.	Contributions and payments of the Fund

	Year Ended December 31
	2012	2011
Contributions	$2,628,441	$2,593,658

Payments	$1,159,518	$321,925

23.	TRANSACTIONS WITH RELATED PARTIES

The ROC Government, one of Chunghwa’s customers held significant equity interest in Chunghwa. Chunghwa provides fixed-line services, wireless services, Internet and data and other services to the various departments and institutions of the ROC Government and other state-owned enterprises in the normal course of business and at arm’s-length prices. The information on service revenues from government bodies and related organizations have not been provided because details of the type of transactions were not summarized by Chunghwa. Chunghwa believes that all costs of doing business are reflected in the financial statements.

a.	Chunghwa engages in business transactions with the following related parties:

Company	Relationship
Senao International Co., Ltd. (“SENAO”)	Subsidiary
Light Era Development Co., Ltd. (“LED”)	Subsidiary
Chunghwa Telecom Singapore Pte., Ltd. (“CHTS”)	Subsidiary
CHIEF Telecom, Inc. (“CHIEF”)	Subsidiary
Chunghwa Telecom Japan Co., Ltd. (“CHTJ”)	Subsidiary
Chunghwa International Yellow Pages Co., Ltd. (“CIYP”)	Subsidiary
Chunghwa System Integration Co., Ltd. (“CHSI”)	Subsidiary
Spring House Entertainment Inc. (“SHE”)	Subsidiary
Chunghwa Telecom Global, Inc. (“CHTG”)	Subsidiary
Donghwa Telecom Co., Ltd. (“DHT”)	Subsidiary
New Prospect Investments Holdings Ltd. (B.V.I.) (“New Prospect”)	Subsidiary
Prime Asia Investments Group Ltd. (B.V.I.) (“Prime Asia”)	Subsidiary
Chunghwa Investment Co., Ltd. (“CHI”)	Subsidiary
Chunghwa Telecom Vietnam Co., Ltd. (“CHTV”)	Subsidiary
Chunghwa Sochamp Technology Inc. (“CHST”)	Subsidiary
Smartfun Digital Co., Ltd. (“SFD”)	Subsidiary

(Continued)

Company	Relationship
Chunghwa Investment Holding Co., Ltd. (“CIHC”)	Subsidiary of CHI
Chunghwa Precision Test Tech. Co., Ltd. (“CHPT”)	Subsidiary of CHI
Unigate Telecom Inc. (“Unigate”)	Subsidiary of CHIEF
Chief International Corp. (“CIC”)	Subsidiary of CHIEF
Concord Technology Co., Ltd. (“Concord”)	Subsidiary of CHSI
Glory Network System Service (Shanghai) Co., Ltd. (“Glory”)	Subsidiary of Concord
Senao International (Samoa) Holding Ltd. (SIS)	Subsidiary of SENAO
Senao International HK Limited (SIHK)	Subsidiary of SIS
CHI One Investment Co., Ltd. (“COI”)	Subsidiary of CIHC
Yao Yong Real Property Co., Ltd. (“YYRP”)	Subsidiary of LED
Chunghwa Precision Test Tech. USA Corporation (“CHPT (US)”)	Subsidiary of CHPT
Chunghwa Hsingta Company Ltd. (“CHC”)	Subsidiary of Prime Asia
Jiangsu Zhenhua Information Technology Company, LLC. (“JZIT”)	Subsidiary of CHC
Chunghwa Telecom (China) Co., Ltd. (“CTC”)	Subsidiary of CHC
Hua-Xiong Information Technology Co., Ltd. (“HXIT”)	Subsidiary of CHC
Senao Trading (Fujian) Co., Ltd. (“STF”)	Subsidiary of SENAO
Senao International Trading (Shanghai) Co., Ltd. (“SITS”)	Subsidiary of SENAO
Senao International Trading (Jiangsu) Co., Ltd. (“SITJ”)	Subsidiary of SENAO
Senao International Trading (Shanghai) Co., Ltd. (“SEITS”)	Subsidiary of SENAO
Ceylon Innovation Co., Ltd. (“CEI”)	Subsidiary of SHE
Taiwan International Standard Electronics Co., Ltd. (“TISE”)	Equity-method investee
Huada Digital Corporation (“HDD”)	Equity-method investee
So-net Entertainment Taiwan Co., Ltd. (“So-net”)	Equity-method investee
Skysoft Co., Ltd. (“SKYSOFT”)	Equity-method investee
KingWaytek Technology Co., Ltd. (“KWT”)	Equity-method investee
Dian Zuan Integrating Marketing Co., Ltd. (“DZIM”)	Equity-method investee
Viettel-CHT Co., Ltd. (“Viettel-CHT”)	Equity-method investee
International Integrated System, Inc. (“IISI”)	Equity-method investee, which was a subsidiary of Chunghwa before Chunghwa lost control over IISI on June 24, 2011
Senao Networks, Inc. (“SNI”)	Equity-method investee of SENAO
Xiamen Sertec Business Technology Co., Ltd. (“Sertec”)	Equity-method investee of COI
ST-2 Satellite Ventures Pte., Ltd. (“STS”)	Equity-method investee of CHTS
Chunghwa Telecom Foundation (“CTF”)	A nonprofit organization of which the funds donated by Chunghwa exceeds one third of its total funds

(Concluded)

b.	Significant transactions with the above related parties are summarized as follows:

	December 31
	2012		2011
	Amount	%	Amount	%
1) Receivables
Trade notes, accounts receivable and other receivables
SENAO	$1,443,395	87	$726,051	84
DHT	39,865	2	32,472	4
So-net	38,023	2	11,263	1
CHST	35,238	2	—	—
CHIEF	27,952	2	30,852	4
CHSI	27,915	2	13,377	1
CHTG	15,249	1	19,817	2
CIYP	13,897	1	13,982	2
Others	27,050	1	19,968	2

	$1,668,584	100	$867,782	100

2) Payables
Trade notes payable, accounts payable and accrued expenses
SENAO	$1,305,378	35	$1,222,386	35
TISE	594,340	16	519,612	15
CHSI	525,183	14	704,538	20
CHST	173,206	5	1,840	—
IISI	112,161	3	120,165	3
DHT	81,964	2	78,845	2
CHTG	69,735	2	74,240	2
CHIEF	60,209	2	46,849	1
CIYP	55,296	1	21,323	1
SKYSOFT	32,951	—	10,041	—
STS	19,041	—	82,437	3
LED	16,996	—	249	—
Others	34,088	1	20,913	1

	3,080,548	81	2,903,438	83

Payables to contractors
CHSI	26,650	1	—	—

Amounts collected for others
SENAO	474,581	13	366,211	11
CIYP	98,591	3	104,363	3
SHE	46,251	1	31,867	1
So-net	32,388	1	20,383	1
SKYSOFT	16,215	—	9,618	—
LED	1,869	—	17,070	1
Others	3,470	—	3,769	—

	673,365	18	553,281	17

	$3,780,563	100	$3,456,719	100

	December 31
	2012		2011
	Amount	%	Amount	%
3) Customers’ deposits
CHSI	$64,465	2	$21,474	1
CHTG	14,257	—	14,846	—
Others	4,249	—	3,680	—

	$82,971	2	$40,000	1

	Year Ended December 31
	2012		2011
	Amount	%	Amount	%
4) Revenues
SENAO	$713,394	1	$831,109	1
So-net	336,470	—	289,335	—
CHIEF	260,808	—	272,276	—
DHT	123,151	—	112,821	—
CHTG	55,425	—	96,404	—
CHTS	48,395	—	45,163	—
SKYSOFT	39,360	—	41,156	—
CHTJ	31,803	—	38,544	—
SHE	27,938	—	10,775	—
CIYP	23,025	—	15,570	—
LED	10,904	—	107,343	—
CHSI	8,853	—	10,141	—
Others	24,636	—	15,030	—

	$1,704,162	1	$1,885,667	1

5) Operating costs and expenses
SENAO	$9,832,009	7	$7,385,083	5
CHSI	803,102	1	499,937	1
TISE	572,878	1	493,875	1
STS	405,680	—	167,651	—
CHIEF	334,152	—	307,458	—
IISI	274,008	—	175,660	—
CHTG	270,069	—	243,584	—
DHT	109,516	—	106,327	—
SKYSOFT	108,182	—	49,146	—
CHST	94,212	—	1,249	—
CIYP	70,209	—	45,732	—
CHTJ	66,220	—	65,501	—
CHTS	50,182	—	36,479	—
CTF	47,250	—	49,553	—
KWT	35,503	—	44,516	—
SHE	32,292	—	36,641	—
Others	20,569	—	17,296	—

	$13,126,033	9	$9,725,688	7

	Year Ended December 31
	2012		2011
	Amount	%	Amount	%
6) Acquisition of property, plant and equipment
CHSI	$1,161,098	4	$1,209,201	5
TISE	731,498	2	1,332,495	5
DHT	188,697	1	—	—
SENAO	25,779	—	15,223	—
CHTG	23,815	—	49,418	—
CHIEF	17,333	—	—	—
SKYSOFT	14,238	—	14,238	—
LED	10,571	—	—	—
IISI	—	—	151,644	1
CHTS	—	—	53,588	—
Others	1,192	—	37,590	—

	$2,174,221	7	$2,863,397	11

Chunghwa has entered into a contract with ST-2 Satellite Ventures Pte., Ltd. on March 12, 2010 to lease capacity on the ST-2 satellite. This lease term is 15 years which will start from the commercial operation of ST-2 satellite and the total contract value is approximately $6,000,000 thousand (SG$260,723 thousand), which included a prepayment of $3,067,711 thousand, and the rest of amount will be paid annually when ST-2 satellite starts its commercial operation. ST-2 satellite was launched in May 2011, and began its commercial operation in August 2011. The total rental expense for the year ended December 31, 2012 was $204,514 thousand, which consisted of a reduction of the prepayment of $201,166 thousand and an additional accrual of $405,680 thousand. The prepayment was $2,777,983 thousand (classified as other current assets $204,514 thousand, and other assets—others $2,573,469 thousand) as of December 31, 2012.

Chunghwa has leased property to LED since April 2010. The lease term is 15 years and the rent is charged monthly. Based on the agreement of both parties, the lease contract was terminated on April 1, 2011.

Chunghwa sold the land with a carrying value of $936,016 thousand to LED at the price of $2,421,932 thousand in 2008. However, since the gain on disposal of land amounting to $1,485,916 thousand is unrealized, the gain was recognized as deferred credit—profit on intercompany transactions. Gain on disposal of land $390,176 thousand and $900,764 thousand were recognized in 2012 and 2011, respectively. The unrealized gain on disposal of land amounted to $149,067 thousand (classified as deferred credit—profit on intercompany transactions) as of December 31, 2012.

Chunghwa sold the land with a carrying value of $378,927 thousand to LED at price of $207,030 thousand in 2008 and resulted in a disposal loss amounting to $171,897 thousand. Chunghwa recognized realized loss on disposal of land in December 31, 2012.

The transaction terms with the related parties were determined in accordance with mutual agreements when there were no similar transactions with third parties. Other transactions with related parties were not significantly different from those with third parties.

c.	The compensation of directors, supervisors and managements is showed as follows:

	Year Ended December 31
	2012	2011
Salaries	$44,832	$45,736
Compensations	35,996	38,841
Bonus	46,220	51,712

	$127,048	$136,289

24.	SIGNIFICANT COMMITMENTS AND CONTINGENCIES

As of December 31, 2012, in addition to those disclosed in other notes, Chunghwa’s remaining commitments under non-cancelable contracts with various parties were as follows:

a.	Acquisition of land and buildings of $30,921 thousand.

b.	Acquisition of telecommunications equipment of $26,941,474 thousand.

c.	Contract to print billing, envelopes and marketing gifts of $17,798 thousand.

d.	Chunghwa also has non-cancelable operating leases covering certain buildings, computers, computer peripheral equipment and operating system software under contracts that expire in various years. Future lease payments were as follows:

Rental Amount
2013	$2,146,756
2014	1,455,328
2015	1,254,086
2016	897,986
2017 and thereafter	625,307

e.	A commitment to contribute $2,000,000 thousand to a Piping Fund administered by the Taipei City Government, of which $1,000,000 thousand was contributed by Chunghwa on August 15, 1996 (classified as long-term investment—other monetary assets). If the fund is not sufficient, Chunghwa will contribute the remaining $1,000,000 thousand upon notification from the Taipei City Government. Based on Chunghwa’s understanding of the Piping Fund terms, if the project is considered to be no longer necessary by the ROC government, Chunghwa will receive back its proportionate share of the net equity of the Piping Fund upon its dissolution. Chunghwa does not know when its contribution to the Piping Fund will be returned; therefore, Chunghwa did not discount the face amount of its contribution on the Piping Fund.

25.	FAIR VALUE OF FINANCIAL INSTRUMENTS

a.	Carrying amounts and fair value of financial instruments were as follows:

	December 31
	2012		2011
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Assets
Cash and cash equivalents	$48,319,111	$48,319,111	$61,283,240	$61,283,240
Financial assets at fair value through profit or loss	2,702	2,702	6,094	6,094
Available-for-sale financial assets—current	2,190,392	2,190,392	1,974,606	1,974,606
Held-to-maturity financial assets—current	4,250,146	4,250,146	1,201,301	1,201,301
Trade notes and accounts receivable, net	22,789,253	22,789,253	20,526,988	20,526,988
Receivables from related parties	1,668,584	1,668,584	867,782	867,782
Other current monetary assets	1,996,341	1,996,341	1,913,684	1,913,684
Financial assets carried at cost	2,242,665	—	2,244,593	—
Available-for-sale financial assets—noncurrent	3,163,465	3,163,465	—	—
Held-to-maturity financial assets—noncurrent	11,796,144	11,796,144	13,494,891	13,494,891
Other noncurrent monetary assets	1,000,000	1,000,000	1,000,000	1,000,000
Refundable deposits	1,954,737	1,954,737	1,656,096	1,656,096
Liabilities
Financial liabilities at fair value through profit or loss	1,935	1,935	3,665	3,665
Trade notes and accounts payable	10,512,771	10,512,771	11,425,662	11,425,662
Payables to related parties	3,780,563	3,780,563	3,456,719	3,456,719
Accrued expenses	16,607,732	16,607,732	17,165,393	17,165,393
Payables to contractors (included in “other current liabilities”)	2,379,833	2,379,833	1,834,254	1,834,254
Payables to equipment suppliers (included in “other current liabilities”)	1,883,303	1,883,303	1,854,051	1,854,051
Amounts collected for others (included in “other current liabilities”)	1,295,802	1,295,802	1,187,743	1,187,743
Refundable customers’ deposits (included in “other current liabilities”)	1,219,355	1,219,355	1,095,183	1,095,183
Customers’ deposits	4,910,221	4,910,221	4,967,605	4,967,605

b.	Methods and assumptions used in the estimation of fair values of financial instruments:

1)	The fair values of certain financial instruments recognized in the balance sheet generally correspond to the market prices of the financial assets. Because of the short maturities of these instruments, the carrying value represents a reasonable basis to estimate fair values. This method does not apply to the financial instruments discussed in Notes 2 and 3 below.

2)	If the financial instruments have quoted market prices in an active market, the quoted market prices are viewed as fair values. If the market prices of the available-for-sale financial assets are not readily available, valuation techniques are used incorporating estimates and assumptions that are consistent with prevailing market conditions.

3)	Financial assets carried at cost are investments in nonlisted shares, which have no quoted prices in an active market and entail an unreasonably high cost to obtain verifiable fair values. Therefore, no fair value is presented.

c.	Fair values of financial assets and liabilities using quoted market prices or valuation techniques were as follows:

	Amount Based on Quoted Market Price		Amount Determined Using Valuation Techniques
	December 31		December 31
	2012	2011	2012	2011
Assets
Financial assets at fair value through profit or loss	$—	$—	$2,702	$6,094
Available-for-sale financial assets	5,353,857	1,974,606	—	—
Liabilities
Financial liabilities at fair value through profit or loss	—	—	1,935	3,665

d.	Information about financial risks

1)	Market risk

The foreign exchange rate fluctuations would result in Chunghwa’s foreign-currency-dominated assets and liabilities, outstanding currency swap contracts exposed to rate risk.

The financial instruments categorized as available-for-sale financial assets are mainly listed stocks and open-end mutual funds. Therefore, the market risk is the fluctuations of market price. In order to manage this risk, Chunghwa would assess the risk before investing; therefore, no material market risk is anticipated.

2)	Credit risk

Credit risk represents the potential loss that would be incurred by the Company if the counter-parties or third-parties breach contracts. Financial instruments with positive fair values at the balance sheet date are evaluated for credit risk. The counter-parties or third-parties of the aforementioned financial instruments are reputable financial institutions and corporations. Management does not expect the Company’s exposure to default by those parties to be material.

The Company held a variety of financial instruments, the maximum credit exposed amount is the same as their carrying amounts.

3)	Liquidation risk

Chunghwa has sufficient operating capital to meet cash needs upon settlement of derivative financial instruments. Therefore, the liquidation risk is low.

The financial instruments of the Company categorized as available-for-sale financial assets are publicly-traded, easily converted to cash. Therefore, no material liquidation risk is anticipated. The financial instruments categorized as financial assets carried at cost are investments that do not have a quoted market price in an active market. Therefore, material liquidation risk is anticipated.

4)	Cash flow interest rate risk

Chunghwa engages in investments in fixed-interest-rate debt securities. Therefore, cash flows from such securities are not expected to fluctuate significantly due to changes in market interest rates.

According to the regulations of Securities and Futures Bureau, Chunghwa should disclose the derivative transactions of Chunghwa’s investees, SENAO and CHI, which was as follows:

a.	Holding period and contract amounts

SENAO and CHI entered into forward exchange contracts and index future contracts to reduce the exposure to foreign currency risk and price risk. The financial risk management objective of SENAO and CHI are to minimize risks due to market risk.

The outstanding forward exchange contracts of SENAO as of December 31, 2012 and 2011 were as follows:

	Currency	Maturity Date	Contract Amount (In Thousands)
December 31, 2012
Forward exchange contracts—buy	NTD/USD	2013.01	NTD154,304/USD5,310
December 31, 2011
Forward exchange contracts—buy	NTD/USD	2012.01	NTD59,638/USD1,967

There was no outstanding index future contracts of CHI as of December 31, 2012.

Outstanding index future contracts as of December 31, 2011 was as follows:

	Maturity Period	Units	Contract Amount (In Thousands)
December 31, 2011

TAIFEX futures
TX	2012.01	2	NT$	2,952
TX	2012.02	4		5,558
TX	2012.03	37		51,614
TE	2012.03	19		11,370
TF	2012.01	8		6,401
TF	2012.02	5		3,877
TF	2012.03	15		11,658

Net gain (loss) of SANEO arising from derivative financial products for the years ended December 31, 2012 and 2011 were $(3,464) thousand and $12,043 thousand, respectively.

Net gain (loss) of CHI arising from derivative financial products for the years ended December 31, 2012 and 2011 were $(12,961) thousand and $6,406 thousand, respectively.

b.	Market risk

The foreign exchange rate fluctuations would result in SENAO’s foreign-currency-dominated assets and liabilities and open forward exchange contracts exposed to rate risk.

The fluctuations of market price would result in CHI’s index future contracts exposed to price risk.

c.	Credit risk

Credit risk represents the potential loss that would be incurred by SENAO and CHI if the counter-parties or third-parties breached contracts. Financial instruments with positive fair values at the balance sheet date are evaluated for credit risk. The counter-parties or third-parties to the aforementioned financial instruments are reputable financial institutions. Management does not expect SENAO’s and CHI’s exposure to default by those parties to be material. The largest amount of exposure to default by those parties of the financial instruments of SENAO and CHI is the same as carrying value.

d.	Liquidation risk

SENAO and CHI have sufficient operating capital to meet cash needs upon settlement of derivative financial instruments. Therefore, the liquidation risk is low.

26.	ADDITIONAL DISCLOSURES

Following are the additional disclosures required by the SFB for Chunghwa and its investees:

a.	Financings provided: None.

b.	Endorsements/guarantees provided: Please see Table 1.

c.	Marketable securities held: Please see Table 2.

d.	Marketable securities acquired and disposed of at costs or prices at least $100 million or 20% of the paid-in capital: Please see Table 3.

e.	Acquisition of individual real estate at costs of at least $100 million or 20% of the paid-in capital: Please see Table 4.

f.	Disposal of individual real estate at prices of at least $100 million or 20% of the paid-in capital: None.

g.	Total purchase from or sale to related parties amounting to at least $100 million or 20% of the paid-in capital: Please see Table 5.

h.	Receivables from related parties amounting to $100 million or 20% of the paid-in capital: Please see Table 6.

i.	Names, locations, and other information of investees on which the Company exercises significant influence: Please see Table 7.

j.	Financial transactions: Please see Notes 5 and 25.

k.	Investment in Mainland China: Please see Table 8.

27.	SEGMENT FINANCIAL INFORMATION

a.	Segment information: Please see Table 9.

b.	Products and service revenues from external customer information: Please see Table 10.

c.	Geographic information

The users of Chunghwa’s services are mainly from Taiwan, ROC. The revenues it derived outside Taiwan are mainly revenues from international long distance telephone and leased line services. The geographic information for revenues is as follows:

	Year Ended December 31
	2012	2011
Taiwan, ROC	$185,004,523	$187,554,728
Overseas	5,946,272	4,907,376

	$190,950,795	$192,462,104

The Company does not have material non-current assets in foreign operations for the year ended December 31, 2012.

d.	Major customers’ information

For the years ended December 31, 2012 and 2011, the Company did not have any single customer whose net revenue exceeded 10% of the total net revenues.

28.	OTHERS

The significant information of foreign-currency financial assets and liabilities as below:

	December 31
	2012			2011
	Foreign Currencies	Exchange Rate	New Taiwan Dollars	Foreign Currencies	Exchange Rate	New Taiwan Dollars
Financial assets

Monetary items
Cash
USD	$3,812	29.04	$110,703	$5,963	30.28	$180,557
Available-for-sale financial assets
USD	75,427	29.04	2,190,392	65,222	30.28	1,974,606
Accounts receivable
USD	135,251	29.04	3,927,684	161,682	30.28	4,894,927
Investments accounted for using equity method
USD	3,327	29.04	96,614	2,854	30.28	86,433
HKD	311,725	3.75	1,168,032	228,596	3.90	891,526
SGD	31,402	23.76	746,122	28,277	23.31	659,128
JPY	76,364	0.34	25,689	57,536	0.39	22,439
VND	237,407,407	0.00135	320,500	210,564,304	0.00139	292,685
RMB	33,338	4.66	155,357	39,088	4.81	187,755

Financial liabilities

Monetary items
Accounts payable
USD	114,377	29.04	3,321,498	114,654	30.28	3,471,726
EUR	34,058	38.49	1,310,892	28,037	39.18	1,098,504
SGD	871	23.76	20,703	3,579	23.31	83,416

29.	PRE-DISCLOSURE FOR ADOPTION OF INTERNATIONAL FINANCIAL REPORTING STANDARDS

Under Rule No. 0990004943 issued by the Financial Supervisory Commission (FSC) on February 2, 2010, the Company pre-disclosed the information on the adoption of International Financial Reporting Standards (IFRSs) and assessed the material differences between the existing accounting policies and the accounting policies to be adopted under IFRSs in the consolidated financial statements as of and for the years ended December 31, 2012.

TABLE 1

CHUNGHWA TELECOM CO., LTD.

ENDORSEMENTS/GUARANTEES PROVIDED

FOR THE YEAR ENDED DECEMBER 31, 2012

(In Thousands of New Taiwan Dollars, Unless Specified Otherwise)

No.	Endorsement/Guarantee Provider	Guaranteed Party		Limits on Endorsement/ Guarantee Amount Provided to Each Guaranteed Party	Maximum Balance for the Year	Ending Balance	Amount of Endorsement/ Guarantee Collateralized by Properties	Ratio of Accumulated Endorsement/ Guarantee to Net Equity Per Latest Financial Statements	Maximum Endorsement/ Guarantee Amount Allowable
		Name	Nature of Relationship (Note 2)
0	Chunghwa Telecom Co., Ltd.	Donghwa Telecom Co., Ltd.	b	$3,654,424 (Note 3)	$1,031,923	$315,680 (Note 4)	$—	0.09%	$14,617,696 (Note 6)
25	Yao Yong Real Property Co., Ltd.	Light Era Development Co., Ltd.	d	3,665,887 (Note 7)	2,150,000	1,650,000 (Note 5)	1,650,000 (Note 5)	0.5%	3,665,887 (Note 7)

Note 1:	Significant transactions between the Company and its subsidiaries or among subsidiaries are numbered as follows:

a.	“0” for the Company.
b.	Subsidiaries are numbered from “1”.

Note 2:	Relationships between the endorsement/guarantee provider and the guaranteed party:

a.	Trading partner.
b.	Majority owned subsidiary.
c.	The Company and subsidiary owns over 50% ownership of the investee company.
d.	A subsidiary jointly owned by the Company and the Company’s directly-owned subsidiary.
e.	Guaranteed by the Company according to the construction contract.
f.	An investee company. The guarantees were provided based on the Company’s proportionate share in the investee company.

Note 3:	The maximum amount of endorsement or guarantee is up to 1% of the total stockholders’ equity of the latest financial statements of the Company.
Note 4:	The actual amount used by guaranteed party is $315,680 thousand.
Note 5:	The actual amount used by guaranteed party is $1,650,000 thousand.
Note 6:	The maximum amount of endorsement or guarantee is up to 4% of the total stockholders’ equity of the latest financial statements of the Company.
Note 7:	The maximum amount of endorsement or guarantee is up to 200% of the asset value of the latest financial statements of Yao Yong Real Property Co., Ltd.

TABLE 2

CHUNGHWA TELECOM CO., LTD.

MARKETABLE SECURITIES HELD

FOR THE YEAR ENDED DECEMBER 31, 2012

(Amounts in Thousands of New Taiwan Dollars, Unless Otherwise Specified)

No.	Held Company Name	Marketable Securities Type and Name	Relationship with the Company	Financial Statement Account	December 31, 2012								Note
					Shares (Thousands/ Thousand Units)	Carrying Value (Note 5)			Percentage of Ownership	Market Value or Net Asset Value

0	Chunghwa Telecom Co., Ltd.	Stocks
		Senao International Co., Ltd.	Subsidiary	Investments accounted for using equity method	71,773		$1,623,305		28		$6,825,627		Note 4
		Light Era Development Co., Ltd.	Subsidiary	Investments accounted for using equity method	300,000		3,785,310		100		3,790,828		Note 1
		Donghwa Telecom Co., Ltd.	Subsidiary	Investments accounted for using equity method	305,090		1,168,032		100		1,168,032		Note 1
		Chunghwa Telecom Singapore Pte., Ltd.	Subsidiary	Investments accounted for using equity method	26,383		746,122		100		746,122		Note 1
		Chunghwa System Integration Co., Ltd.	Subsidiary	Investments accounted for using equity method	60,000		707,250		100		690,341		Note 1
		Chunghwa Investment Co., Ltd.	Subsidiary	Investments accounted for using equity method	80,100		614,217		89		672,509		Note 1
		CHIEF Telecom Inc.	Subsidiary	Investments accounted for using equity method	37,942		591,706		69		534,053		Note 1
		International Integrated System, Inc.	Equity-method investee	Investments accounted for using equity method	22,498		277,592		33		253,259		Note 1
		Viettel-CHT Co., Ltd.	Equity-method investee	Investments accounted for using equity method	—		265,052		30		265,052		Note 1
		Huada Digital Corporation	Equity-method investee	Investments accounted for using equity method	25,000		241,309		50		241,309		Note 1
		Taiwan International Standard Electronics Co., Ltd.	Equity-method investee	Investments accounted for using equity method	1,760		224,099		40		523,348		Note 1
		Chunghwa International Yellow Pages Co., Ltd.	Subsidiary	Investments accounted for using equity method	15,000		188,738		100		188,738		Note 1
		Prime Asia Investments Group Ltd. (B.V.I.)	Subsidiary	Investments accounted for using equity method	7,270		155,357		100		155,479		Note 1
		Skysoft Co., Ltd.	Equity-method investee	Investments accounted for using equity method	4,438		127,686		30		91,144		Note 1
		Spring House Entertainment Tech. Inc.	Subsidiary	Investments accounted for using equity method	7,015		125,929		56		112,642		Note 1
		Chunghwa Telecom Global, Inc.	Subsidiary	Investments accounted for using equity method	6,000		96,614		100		109,643		Note 1
		Kingwaytek Technology Co., Ltd.	Equity-method investee	Investments accounted for using equity method	2,214		77,449		33		43,691		Note 1
		Chunghwa Telecom Vietnam Co., Ltd.	Subsidiary	Investments accounted for using equity method	—		55,448		100		55,448		Note 1
		Smartfun Digital Co., Ltd.	Subsidiary	Investments accounted for using equity method	6,500		44,549		65		44,657		Note 1
		So-net Entertainment Taiwan Co., Ltd.	Equity-method investee	Investments accounted for using equity method	3,429		31,152		30		13,670		Note 1
		Chunghwa Telecom Japan Co., Ltd.	Subsidiary	Investments accounted for using equity method	1		25,689		100		25,689		Note 1
		Dian Zuan Integrating Marketing Co., Ltd.	Equity-method investee	Investments accounted for using equity method	6,450		20,902		33		20,902		Note 1
		Chunghwa Sochamp Technology Inc.	Subsidiary	Investments accounted for using equity method	2,040		17,414		51		21,076		Note 1
		New Prospect Investments Holdings Ltd. (B.V.I.)	Subsidiary	Investments accounted for using equity method	—	(US$	— 1 dollar	)	100	(US$	— 1 dollar	)	Note 8
		Taipei Financial Center Corp.	—	Financial assets carried at cost—noncurrent	172,927		1,789,530		12		1,679,386		Note 2
		Industrial Bank of Taiwan II Venture Capital Co., Ltd. (IBT II)	—	Financial assets carried at cost—noncurrent	18,000		180,000		17		164,111		Note 2
		Innovation Works Development Fund, L.P.	—	Financial assets carried at cost—noncurrent	—		108,476		4		105,242		Note 2
		Global Mobile Corp.	—	Financial assets carried at cost—noncurrent	7,617		77,018		3		48,555		Note 2
		iD Branding Ventures	—	Financial assets carried at cost—noncurrent	5,625		56,250		8		49,067		Note 2
		Innovation Works Limited	—	Financial assets carried at cost—noncurrent	1,000		31,391		2		36,403		Note 2
		CQi Energy Infocom Inc.	—	Financial assets carried at cost—noncurrent	2,000		—		18		—		Note 2
		RPTI Intergroup International Ltd.	—	Financial assets carried at cost—noncurrent	4,765		—		10		—		Note 2
		Essence Technology Solution, Inc.	—	Financial assets carried at cost—noncurrent	200		—		7		450		Note 2

(Continued)

No.	Held Company Name	Marketable Securities Type and Name	Relationship with the Company	Financial Statement Account	December 31, 2012				Note
					Shares (Thousands/ Thousand Units)	Carrying Value (Note 5)	Percentage of Ownership	Market Value or Net Asset Value

		Beneficiary certificates (mutual fund)
		PIMCO GIS Total Return Bond Fund—H Institutional Class (Acc)	—	Available-for-sale financial assets	770	$534,453	—	$581,193	Note 3
		PIMCO Global Investment Grade Credit—Ins H Acc	—	Available-for-sale financial assets	1,071	456,118	—	507,266	Note 3
		PIMCO GIS Diversified Bond Fund—H Institutional Class (Acc)	—	Available-for-sale financial assets	984	347,452	—	406,507	Note 3
		Fidelity Funds—US Dollar Bond Fund Y-ACC-USD	—	Available-for-sale financial assets	778	297,283	—	302,047	Note 3
		Janus Flexible Income Bond Fund	—	Available-for-sale financial assets	671	230,472	—	245,103	Note 3
		Eastpring Investments—US Corporation Bond Fund	—	Available-for-sale financial assets	433	149,190	—	148,276	Note 3

		Stocks
		China Airlines Ltd.	—	Available-for-sale financial assets—noncurrent	263,622	3,092,287	5	3,163,465	Note 4

		Bond
		Taiwan Power Co. 2nd Unsecured Bond-EB Issue in 2005	—	Held-to-maturity financial assets	—	305,673	—	305,673	Note 6
		Taiwan Power Co. 2nd Unsecured Bond-EB Issue in 2005	—	Held-to-maturity financial assets	—	203,455	—	203,455	Note 6
		Chinese Petroleum Corporation 1st Unsecured Corporate Bond-B Issue in 2006	—	Held-to-maturity financial assets	—	151,457	—	151,457	Note 6
		Chinese Petroleum Corporation 1st Unsecured Corporate Bond-B Issue in 2006	—	Held-to-maturity financial assets	—	201,943	—	201,943	Note 6
		Chinese Petroleum Corporation 1st Unsecured Corporate Bond-C Issue in 2006	—	Held-to-maturity financial assets	—	103,417	—	103,417	Note 6
		Chinese Petroleum Corporation 1st Unsecured Corporate Bond-C Issue in 2006	—	Held-to-maturity financial assets	—	206,970	—	206,970	Note 6
		Taiwan Power Co. 2nd Unsecured Corporate Bond-C Issue in 2006	—	Held-to-maturity financial assets	—	208,143	—	208,143	Note 6
		Taiwan Power Co. 3rd Unsecured Corporate Bond-C Issue in 2006	—	Held-to-maturity financial assets	—	209,091	—	209,091	Note 6
		Chinese Petroleum Corporation 1st Unsecured Corporate Bond-A Issue in 2008	—	Held-to-maturity financial assets	—	100,953	—	100,953	Note 6
		China Steel Corporation 1st Unsecured Corporate Bonds Issue in 2008	—	Held-to-maturity financial assets	—	50,512	—	50,512	Note 6
		China Steel Corporation 2nd Unsecured Corporate Bonds-A Issue in 2008	—	Held-to-maturity financial assets	—	50,005	—	50,005	Note 6
		China Steel Corporation 2nd Unsecured Corporate Bonds-A Issue in 2008	—	Held-to-maturity financial assets	—	50,502	—	50,502	Note 6
		China Steel Corporation 2nd Unsecured Corporate Bonds-B Issue in 2008	—	Held-to-maturity financial assets	—	204,379	—	204,379	Note 6
		China Steel Corporation 2nd Unsecured Corporate Bonds-B Issue in 2008	—	Held-to-maturity financial assets	—	307,722	—	307,722	Note 6
		Taiwan Power Co. 2nd Unsecured Corporate Bonds-B Issue in 2008	—	Held-to-maturity financial assets	—	151,002	—	151,002	Note 6
		Taiwan Power Co. 3rd Unsecured Corporate Bond-B Issue in 2008	—	Held-to-maturity financial assets	—	25,179	—	25,179	Note 6

(Continued)

No.	Held Company Name	Marketable Securities Type and Name	Relationship with the Company	Financial Statement Account	December 31, 2012				Note
					Shares (Thousands/ Thousand Units)	Carrying Value (Note 5)	Percentage of Ownership	Market Value or Net Asset Value
		Taiwan Power Co. 4th Unsecured Corporate Bond-B Issue in 2008	—	Held-to-maturity financial assets	—	$202,005	—	$202,005	Note 6
		Taiwan Power Co. 7th Unsecured Corporate Bond-A Issue in 2008	—	Held-to-maturity financial assets	—	151,636	—	151,636	Note 6
		NAN YA Company 2nd Unsecured Corporate Bonds Issue in 2008	—	Held-to-maturity financial assets	—	200,990	—	200,990	Note 6
		NAN YA Company 3rd Unsecured Corporate Bonds Issue in 2008	—	Held-to-maturity financial assets	—	100,654	—	100,654	Note 6
		China Development Financial Holding Corporation 1st Unsecured Corporate Bonds-A Issue in 2008	—	Held-to-maturity financial assets	—	100,496	—	100,496	Note 6
		Formosa Petrochemical Corporation 1st Unsecured Corporate Bonds Issue in 2008	—	Held-to-maturity financial assets	—	49,985	—	49,985	Note 6
		Formosa Petrochemical Corporation 2nd Unsecured Corporate Bonds Issue in 2008	—	Held-to-maturity financial assets	—	50,335	—	50,335	Note 6
		Formosa Petrochemical Corporation 2nd Unsecured Corporate Bonds Issue in 2008	—	Held-to-maturity financial assets	—	201,740	—	201,740	Note 6
		Formosa Petrochemical Corporation 3rd Unsecured Corporate Bonds Issue in 2008	—	Held-to-maturity financial assets	—	24,991	—	24,991	Note 6
		Formosa Petrochemical Corporation 3rd Unsecured Corporate Bonds Issue in 2008	—	Held-to-maturity financial assets	—	101,100	—	101,100	Note 6
		Chinese Petroleum Corporation 1st Unsecured Corporate Bonds-A Issue in 2009	—	Held-to-maturity financial assets	—	200,415	—	200,415	Note 6
		FCFC 1st Unsecured Corporate Bonds Issue in 2009	—	Held-to-maturity financial assets	—	250,789	—	250,789	Note 6
		Taiwan Power Co. 1st Secured Corporate Bond-A Issue in 2009	—	Held-to-maturity financial assets	—	200,434	—	200,434	Note 6
		Taiwan Power Co. 1st Secured Corporate Bond-A Issue in 2009	—	Held-to-maturity financial assets	—	40,198	—	40,198	Note 6
		Taiwan Power Co. 2nd Secured Corporate Bond-B Issue in 2009	—	Held-to-maturity financial assets	—	100,170	—	100,170	Note 6
		Taiwan Power Company 4th Secured Corporate Bond-B Issue in 2009	—	Held-to-maturity financial assets	—	349,472	—	349,472	Note 6
		Taiwan Power Company 5th Secured Corporate Bond-B Issue in 2009	—	Held-to-maturity financial assets	—	100,324	—	100,324	Note 6
		NAN YA Company 1st Unsecured Corporate Bond-A Issue in 2009	—	Held-to-maturity financial assets	—	99,978	—	99,978	Note 6
		NAN YA Company 1st Unsecured Corporate Bond-A Issue in 2009	—	Held-to-maturity financial assets	—	201,009	—	201,009	Note 6
		NAN YA Company 1st Unsecured Corporate Bond-A Issue in 2009	—	Held-to-maturity financial assets	—	301,415	—	301,415	Note 6
		NAN YA Company 3rd Unsecured Corporate Bond-A Issue in 2009	—	Held-to-maturity financial assets	—	200,275	—	200,275	Note 6
		NAN YA Company 3rd Unsecured Corporate Bond-A Issue in 2009	—	Held-to-maturity financial assets	—	50,157	—	50,157	Note 6
		NAN YA Company 4th Unsecured Corporate Bond-A Issue in 2009	—	Held-to-maturity financial assets	—	199,846	—	199,846	Note 6

(Continued)

No.	Held Company Name	Marketable Securities Type and Name	Relationship with the Company	Financial Statement Account	December 31, 2012				Note
					Shares (Thousands/ Thousand Units)	Carrying Value (Note 5)	Percentage of Ownership	Market Value or Net Asset Value
		NAN YA Company 4th Unsecured Corporate Bond-A Issue in 2009	—	Held-to-maturity financial assets	—	$301,462	—	$301,462	Note 6
		MLPC 1st Unsecured Corporate Bond Issue in 2008	—	Held-to-maturity financial assets	—	99,965	—	99,965	Note 6
		MLPC 1st Unsecured Corporate Bond Issue in 2008	—	Held-to-maturity financial assets	—	99,965	—	99,965	Note 6
		MLPC 1st Unsecured Corporate Bond Issue in 2009	—	Held-to-maturity financial assets	—	301,780	—	301,780	Note 6
		Formosa Petrochemical Corporation 1st Unsecured Corporate Bonds Issue in 2008	—	Held-to-maturity financial assets	—	200,188	—	200,188	Note 6
		Formosa Petrochemical Corporation 1st Unsecured Corporate Bonds Issue in 2008	—	Held-to-maturity financial assets	—	200,673	—	200,673	Note 6
		Formosa Petrochemical Corporation 1st Unsecured Corporate Bonds Issue in 2008	—	Held-to-maturity financial assets	—	301,389	—	301,389	Note 6
		Hon Hai Precision Industry Co., Ltd. First Debenture Issuing of 2009	—	Held-to-maturity financial assets	—	175,911	—	175,911	Note 6
		Hon Hai Precision Industry Co., Ltd. First Debenture Issuing of 2009	—	Held-to-maturity financial assets	—	100,458	—	100,458	Note 6
		Hon Hai Precision Industry Co., Ltd. First Debenture Issuing of 2009	—	Held-to-maturity financial assets	—	100,546	—	100,546	Note 6
		FCFC 2nd Unsecured Corporate Bonds Issue in 2010	—	Held-to-maturity financial assets	—	200,686	—	200,686	Note 6
		FCFC 2nd Unsecured Corporate Bonds Issue in 2010	—	Held-to-maturity financial assets	—	100,241	—	100,241	Note 6
		TaipeiFubon Bank 5th Financial Debenturees-A Issue in 2010	—	Held-to-maturity financial assets	—	302,444	—	302,444	Note 6
		TaipeiFubon Bank 5th Financial Debenturees-A Issue in 2010	—	Held-to-maturity financial assets	—	201,160	—	201,160	Note 6
		TaipeiFubon Bank 5th Financial Debenturees-A Issue in 2010	—	Held-to-maturity financial assets	—	100,463	—	100,463	Note 6
		Formosa Petrochemical Corporation 1st Unsecured Corporate Bonds Issue in 2010	—	Held-to-maturity financial assets	—	301,704	—	301,704	Note 6
		Formosa Petrochemical Corporation 1st Unsecured Corporate Bonds Issue in 2010	—	Held-to-maturity financial assets	—	100,287	—	100,287	Note 6
		Taiwan Power Company 2nd Secured Corporate Bond-A Issue in 2010	—	Held-to-maturity financial assets	—	100,148	—	100,148	Note 6
		Taiwan Power Co 3rd Secured Corporate Bond-A Issue in 2010	—	Held-to-maturity financial assets	—	200,964	—	200,964	Note 6
		Taiwan Power Co. 4th Secured Corporate Bond-A Issue in 2010	—	Held-to-maturity financial assets	—	199,912	—	199,912	Note 6
		Taiwan Power Co. 4th Secured Corporate Bond-A Issue in 2010	—	Held-to-maturity financial assets	—	99,956	—	99,956	Note 6
		Taiwan Power Co. 4th Secured Corporate Bond-A Issue in 2010	—	Held-to-maturity financial assets	—	300,433	—	300,433	Note 6
		Mega Securities Co., Ltd. 1st Unsecured Corporate Bond Issue in 2009	—	Held-to-maturity financial assets	—	300,000	—	300,000	Note 6
		NAN YA Company 2nd Unsecured Corporate Bonds Issue in 2010	—	Held-to-maturity financial assets	—	50,327	—	50,327	Note 6

(Continued)

No.	Held Company Name	Marketable Securities Type and Name	Relationship with the Company	Financial Statement Account	December 31, 2012				Note
					Shares (Thousands/ Thousand Units)	Carrying Value (Note 5)	Percentage of Ownership	Market Value or Net Asset Value
		China Development Holding Corporation 1st Unsecured Corporate Bond-A Issue in 2009	—	Held-to-maturity financial assets	—	$201,904	—	$201,904	Note 6
		Formosa Petrochemical Corporation 3rd Unsecured Corporate Bonds Issue in 2010	—	Held-to-maturity financial assets	—	299,752	—	299,752	Note 6
		Yuanta FHC 1st Unsecured Corporate Bonds-A Issue in 2011	—	Held-to-maturity financial assets	—	300,000	—	300,000	Note 6
		China Steel Corporation 1st Unsecured Corporate Bonds Issue in 2011	—	Held-to-maturity financial assets	—	100,352	—	100,352	Note 6
		China Steel Corporation 1st Unsecured Corporate Bonds Issue in 2011	—	Held-to-maturity financial assets	—	302,024	—	302,024	Note 6
		FCFC 1st Unsecured Corporate Bonds Issue in 2011	—	Held-to-maturity financial assets	—	299,564	—	299,564	Note 6
		TSMC 1st Unsecured Corporate Bond-A Issue in 2011	—	Held-to-maturity financial assets	—	299,777	—	299,777	Note 6
		TSMC 1st Unsecured Corporate Bond-A Issue in 2011	—	Held-to-maturity financial assets	—	100,726	—	100,726	Note 6
		Fubon Financial Holding Co., Ltd. 1st Unsecured Corporate Bond issued in 2011	—	Held-to-maturity financial assets	—	301,689	—	301,689	Note 6
		Fubon Financial Holding Co., Ltd. 1st Unsecured Corporate Bond issued in 2011	—	Held-to-maturity financial assets	—	100,525	—	100,525	Note 6
		HSBC Bank (Taiwan) Limited 1st Financial Debenture-C Issue in 2011	—	Held-to-maturity financial assets	—	201,072	—	201,072	Note 6
		HSBC Bank (Taiwan) Limited 1st Financial Debenture-D Issue in 2011	—	Held-to-maturity financial assets	—	300,000	—	300,000	Note 6
		Formosa Petrochemical Corporation 1st Unsecured Corporate Bonds Issue in 2011	—	Held-to-maturity financial assets	—	149,792	—	149,792	Note 6
		Formosa Petrochemical Corporation 3rd Unsecured Corporate Bonds Issue in 2011	—	Held-to-maturity financial assets	—	199,697	—	199,697	Note 6
		Chinese Petroleum Corporation 2nd Unsecured Corporate Bond-A Issue in 2012	—	Held-to-maturity financial assets	—	199,815	—	199,815	Note 6
		Taiwan Power Co. 1st Unsecured Corporate Bond-A Issue in 2012	—	Held-to-maturity financial assets	—	99,915	—	99,915	Note 6
		Taiwan Power Co. 1st Unsecured Corporate Bond-A Issue in 2012	—	Held-to-maturity financial assets	—	39,966	—	39,966	Note 6
		Taiwan Power Co. 1st Unsecured Corporate Bond-2A Issue in 2012	—	Held-to-maturity financial assets	—	99,912	—	99,912	Note 6
		TSMC 1st Unsecured Corporate Bond-A Issue in 2012	—	Held-to-maturity financial assets	—	99,922	—	99,922	Note 6
		TSMC 1st Unsecured Corporate Bond-A Issue in 2012	—	Held-to-maturity financial assets	—	199,843	—	199,843	Note 6
		TSMC 1st Unsecured Corporate Bond-A Issue in 2012	—	Held-to-maturity financial assets	—	200,312	—	200,312	Note 6
		TSMC 2nd Unsecured Corporate Bond-A Issue in 2012	—	Held-to-maturity financial assets	—	199,819	—	199,819	Note 6
		TSMC 3rd Unsecured Corporate Bond-A Issue in 2012	—	Held-to-maturity financial assets	—	199,814	—	199,814	Note 6
		KGI Securities Co., Ltd. 1st Unsecured Corporate Bonds in 2012	—	Held-to-maturity financial assets	—	300,000	—	300,000	Note 6

(Continued)

No.	Held Company Name	Marketable Securities Type and Name	Relationship with the Company	Financial Statement Account	December 31, 2012						Note
					Shares (Thousands/ Thousand Units)	Carrying Value (Note 5)		Percentage of Ownership	Market Value or Net Asset Value
		Fubon Financial Holding Co., Ltd. 1st Unsecured Corporate Bond-A Issue in 2012	—	Held-to-maturity financial assets	—		$300,000	—		$300,000	Note 6
		China Development Holding Corporation 1st Unsecured Corporate Bond-A Issue in 2012	—	Held-to-maturity financial assets	—		150,059	—		150,059	Note 6
		China Development Holding Corporation 1st Unsecured Corporate Bond-A Issue in 2012	—	Held-to-maturity financial assets	—		100,080	—		100,080	Note 6
		China Development Holding Corporation 1st Unsecured Corporate Bond-A Issue in 2012	—	Held-to-maturity financial assets	—		100,080	—		100,080	Note 6
		Eximbank 19-2nd Unsecured Financial Debentures	—	Held-to-maturity financial assets	—		150,000	—		150,000	Note 6

1	Senao International Co., Ltd.	Stocks
		Senao Networks, Inc.	Equity-method investee	Investments accounted for using equity method	16,824		412,666	40		412,666	Note 1
		Senao International (Samoa) Holding Ltd.	Subsidiary	Investments accounted for using equity method	33,475	(US$	544,489 18,688)	100	(US$	545,062 18,708)	Note 1
		N.T.U. Innovation Incubation Corporation	—	Financial assets carried at cost	1,200		12,000	9		12,000	Note 2

2	CHIEF Telecom Inc.	Stocks
		Unigate Telecom Inc.	Subsidiary	Investments accounted for using equity method	200		1,669	100		1,669	Note 1
		Chief International Corp.	Subsidiary	Investments accounted for using equity method	200	(US$	14,234 490)	100	(US$	14,234 490)	Note 1
		3 Link Information Service Co., Ltd.	—	Financial assets carried at cost	374		3,450	10		6,734	Note 2
		21Vianet Group. Inc.	—	Available-for-sale financial assets	208	(US$	9,661 333)	—	(US$	9,661 333)	Note 4

3	Chunghwa System Integration Co., Ltd.	Stocks
		Concord Technology Co., Ltd.	Subsidiary	Investments accounted for using equity method	1,500	(RMB	19,041 4,124)	100	(RMB	19,041 4,124)	Note 1

7	Spring House Entertainment Tech. Inc.	Stocks
		Ceylon Innovation Co., Ltd.	Subsidiary	Investments accounted for using equity method	100		913	100		913	Note 1

8	Light Era Development Co., Ltd.	Stocks
		Yao Yong Real Property Co., Ltd.	Subsidiary	Investments accounted for using equity method	83,290		2,719,688	100		1,826,292	Note 1

9	Chunghwa Telecom Singapore Pte., Ltd.	Stocks
		ST-2 Satellite Ventures Pte., Ltd.	Equity-method investee	Investments accounted for using equity method	18,102	(SG$	541,672 22,798)	38	(SG$	541,672 22,798)	Note 1

14	Chunghwa Investment Co., Ltd.	Stocks
		Chunghwa Precision Test Tech. Co., Ltd.	Subsidiary	Investments accounted for using equity method	10,317		138,060	53		138,060	Note 1
		Chunghwa Investment Holding Co., Ltd. (CIHC)	Subsidiary	Investments accounted for using equity method	1,432	(US$	18,835 649)	100	(US$	18,835 649)	Note 1
		PandaMonium Company Ltd.	Equity-method investee	Investments accounted for using equity method	602		—	43		—	Note 1
		CHIEF Telecom Inc.	Equity-method investee	Investments accounted for using equity method	2,000		28,181	4		28,181	Note 1
		Senao International Co., Ltd.	Equity-method investee	Investments accounted for using equity method	1,001		47,016	—		95,195	Note 4
		Tatung Technology Inc.	—	Financial assets carried at cost	4,571		73,964	11		73,180	Note 2

(Continued)

No.	Held Company Name	Marketable Securities Type and Name	Relationship with the Company	Financial Statement Account	December 31, 2012						Note
					Shares (Thousands/ Thousand Units)	Carrying Value (Note 5)		Percentage of Ownership	Market Value or Net Asset Value
		Digimax Inc.	—	Financial assets carried at cost	2,000		$10,928	3		$17,980	Note 2
		iD Branding Ventures	—	Financial assets carried at cost	1,875		18,750	3		16,350	Note 2
		Uni Display Inc.	—	Financial assets carried at cost	2,269		21,974	1		12,659	Note 2
		A2peak Power Co., Ltd.	—	Financial assets carried at cost	990		—	3		—	Note 2
		CoaTronics Inc.	—	Financial assets carried at cost	840		1,168	6		3,083	Note 2
		VisEra Technologies Company Ltd.	—	Financial assets carried at cost	649		29,371	—		12,889	Note 2
		Ultra Fine Optical Technology Co., Ltd.	—	Financial assets carried at cost	1,800		18,000	8		14,418	Note 2
		Procrystal Technology Co., Ltd.	—	Financial assets carried at cost	1,350		16,200	2		16,268	Note 2
		Tons Lightology Inc.	—	Financial assets carried at cost	1,113		66,150	4		34,080	Note 7
		Alder Optomechanical Corp.	—	Financial assets carried at cost	666		23,310	2		11,139	Note 2
		Aide Energy (Cayman) Holding Co., Ltd.	—	Financial assets carried at cost	800		2,550	1		6,149	Note 2
		Mediapro Technology Ltd.	—	Financial assets carried at cost	55		8,177	—		5,816	Note 2
		Fashion Guide Co., Ltd.	—	Financial assets carried at cost	200		2,000	2		638	Note 2
		PChome Store Inc.	—	Available-for-sale financial assets—noncurrent	325		14,073	2		32,500	Note 4

		Bond
		Hua Nan Financial Holdings Company 1st Unsecured Subordinate Corporate Bonds Issue in 2006	—	Available-for-sale financial assets	50,000		50,203	—		50,471	Note 9

18	Concord Technology Co., Ltd.	Stocks
		Glory Network System Service (Shanghai) Co., Ltd.	Subsidiary	Investments accounted for using equity method	1,500	(RMB	19,041 4,124)	100	(RMB	19,041 4,124)	Note 1

20	Chunghwa Precision Test Tech. Co., Ltd.	Stocks
		Chunghwa Precision Test Tech. USA Corporation	Subsidiary	Investments accounted for using equity method	400	(US$	10,513 362)	100	(US$	10,513 362)	Note 1

22	Senao International (Samoa) Holding Ltd.	Stocks
		Senao International HK Limited	Subsidiary	Investments accounted for using equity method	32,760	(US$	521,718 17,906)	100	(US$	521,718 17,906)	Note 1
		HopeTech Technologies Limited	Equity-method investee	Investments accounted for using equity method	5,240	(US$	22,315 766)	45	(US$	22,315 766)	Note 1

23	Senao International HK Limited	Stocks
		Senao Trading (Fujian) Co., Ltd.	Subsidiary	Investments accounted for using equity method	—	(US$	184,251 6,324)	100	(US$	184,251 6,324)	Note 1
		Senao International Trading (Shanghai) Co., Ltd.	Subsidiary	Investments accounted for using equity method	—	(US$	125,656 4,313)	100	(US$	125,656 4,313)	Note 1
		Senao International Trading (Shanghai) Co., Ltd.	Subsidiary	Investments accounted for using equity method	—	(US$	52,704 1,809)	100	(US$	52,704 1,809)	Notes 1 and 10
		Senao International Trading (Jiangsu) Co., Ltd.	Subsidiary	Investments accounted for using equity method	—	(US$	156,241 5,362)	100	(US$	156,241 5,362)	Note 1

24	Chunghwa Investment Holding Co., Ltd.	Stocks
		CHI One Investment Co., Limited	Subsidiary	Investments accounted for using equity method	6,520	(HK$	9,101 2,429)	100	(HK$	9,101 2,429)	Note 1

(Continued)

No.	Held Company Name	Marketable Securities Type and Name	Relationship with the Company	Financial Statement Account	December 31, 2012						Note
					Shares (Thousands/ Thousand Units)	Carrying Value (Note 5)		Percentage of Ownership	Market Value or Net Asset Value

26	CHI One Investment Co., Limited	Stocks
		Xiamen Sertec Business Technology Co., Ltd.	Equity-method investee	Investments accounted for using equity method	—	$ (RMB	8,634 1,853)	49	$ (RMB	8,634 1,853)	Note 1

27	Prime Asia Investments Group, Ltd. (B.V.I.)	Stocks
		Chunghwa Hsingta Company Ltd.	Subsidiary	Investments accounted for using equity method	—	(RMB	155,476 33,360)	100	(RMB	155,476 33,360)	Note 1

29	Chunghwa Hsingta Company Ltd.	Stocks
		Chunghwa Telecom (China) Co., Ltd.	Subsidiary	Investments accounted for using equity method	—	(RMB	122,628 26,315)	100	(RMB	122,628 26,315)	Note 1
		Jiangsu Zhenhua Information Technology Company, LLC	Subsidiary	Investments accounted for using equity method	—	(RMB	24,218 5,197)	75	(RMB	24,218 5,197)	Note 1
		Hua-Xiong Information Technology Co., Ltd.	Subsidiary	Investments accounted for using equity method	—	(RMB	8,630 1,852)	51	(RMB	8,630 1,852)	Note 1

Note 1:	The net asset values of investees were based on audited financial statements.
Note 2:	The net asset values of investees were based on unaudited financial statements.
Note 3:	The net asset values of beneficiary certificates (mutual fund) were based on the net asset values on December 31, 2012.
Note 4:	Market value was based on the closing price of December 31, 2012.
Note 5:	Showing at their original carrying amounts without adjustments for fair values, except for held-to-maturity financial assets.
Note 6:	The net asset values of investees were based on amortized cost.
Note 7:	Market value of emerging stock was based on the average trading price on December 31, 2012.
Note 8:	New Prospect Investments Holdings Ltd. (B.V.I.) was incorporated in March 2006, but not yet begun operation as of December 31, 2012.
Note 9:	The market value is determined by the hundred price of transaction market on December 31, 2012.
Note 10:	The English name is the same as the above entity; however, the Chinese names included in the respective Articles of Incorporations are different.

(Concluded)

TABLE 3

CHUNGHWA TELECOM CO., LTD.

MARKETABLE SECURITIES ACQUIRED AND DISPOSED OF AT COSTS OR PRICES OF AT LEAST NT$100 MILLION OR 20% OF THE PAID-IN CAPITAL

YEAR ENDED DECEMBER 31, 2012

(Amounts in Thousands of New Taiwan Dollars)

No.	Company Name	Marketable Securities Type and Name	Financial Statement Account	Counter- party	Nature of Relationship	Beginning Balance		Acquisition			Disposal				Ending Balance
						Shares (Thousands/ Thousand Units)	Amount (Note 1)	Shares (Thousands/ Thousand Units)	Amount		Shares (Thousands/ Thousand Units)	Amount	Carrying Value (Note 1)	Gain (Loss) on Disposal	Shares (Thousands/ Thousand Units)	Amount (Note 1)

0	Chunghwa Telecom Co., Ltd.	Stocks
		Donghwa Telecom Co., Ltd.	Investments accounted for using equity method	—	Subsidiary	223,190	$891,526 (Note 3)	81,900	$ (HK$	313,299 81,900)	—	$—	$—	$—	305,090	$1,168,032 (Note 3)
		Chunghwa Investment Co., Ltd.	Investments accounted for using equity method	—	Subsidiary	178,000	1,742,779 (Note 3)	—		—	97,900	979,000	979,000 (Note 4)	—	80,100	614,217 (Note 3)
		China Airlines Ltd.	Available-for-sale financial assets—noncurrent	—	—	—	—	263,622		3,092,287	—	—	—	—	263,622	3,092,287
		Beneficiary certificates (mutual fund)
		HSBC Glbl Emerging Markets Bol A Inc.	Available-for-sale financial assets	—	—	304	172,231	—		—	304	181,011	172,231	8,780	—	—
		Templeton Global Bond A (ACC)	Available-for-sale financial assets	—	—	418	307,114	—		—	418	308,560	307,114	1,446	—	—
		PIMCO Global Investment Grade Credit—Ins H Acc	Available-for-sale financial assets	—	—	751	307,245	320		148,873	—	—	—	—	1,071	456,118
		Fidelity Funds—US Dollar Bond Fund Y-ACC-USD	Available-for-sale financial assets	—	—	—	—	778		297,283	—	—	—	—	778	297,283
		HSBC Global Investment Funds—Global Emerging Markets Bond ID	Available-for-sale financial assets	—	—	—	—	273		177,180	273	172,956	177,180	(4,224)	—	—
		Eastpring Investment—US Corporate Bond Fund	Available-for-sale financial assets	—	—	—	—	433		149,190	—	—	—	—	433	149,190
		Bonds
		NAN YA Company 2nd Unsecured Corporate Bonds Issue in 2008	Held-to-maturity financial assets	—	—	—	400,000 (Note 2)	—		—	—	—	200,000 (Note 2)	—	—	200,000 (Note 2)
		NAN YA Company 3rd Unsecured Corporate Bonds Issue in 2008	Held-to-maturity financial assets	—	—	—	200,000 (Note 2)	—		—	—	—	100,000 (Note 2)	—	—	100,000 (Note 2)
		TSMC 1st Unsecured Corporate Bond-C Issue in 2002	Held-to-maturity financial assets	—	—	—	300,000 (Note 2)	—		—	—	—	300,000 (Note 2)	—	—	—
		TSMC 1st Unsecured Corporate Bond-C Issue in 2002	Held-to-maturity financial assets	—	—	—	300,000 (Note 2)	—		—	—	—	300,000 (Note 2)	—	—	—
		TSMC 1st Unsecured Corporate Bond-A Issue in 2011	Held-to-maturity financial assets	—	—	—	300,000 (Note 2)	—		100,000 (Note 2)	—	—	—	—	—	400,000 (Note 2)
		TSMC 1st Unsecured Corporate Bond-A Issue in 2012	Held-to-maturity financial assets	—	—	—	—	—		500,000 (Note 2)	—	—	—	—	—	500,000 (Note 2)
		TSMC 2nd Unsecured Corporate Bond-A Issue in 2012	Held-to-maturity financial assets	—	—	—	—	—		200,000 (Note 2)	—	—	—	—	—	200,000 (Note 2)
		TSMC 3rd Unsecured Corporate Bond-A Issue in 2012	Held-to-maturity financial assets	—	—	—	—	—		200,000 (Note 2)	—	—	—	—	—	200,000 (Note 2)
		Formosa Petrochemical Corporation 2nd Unsecured Corporate Bonds Issue in 2008	Held-to-maturity financial assets	—	—	—	500,000 (Note 2)	—		—	—	—	250,000 (Note 2)	—	—	250,000 (Note 2)
		Formosa Petrochemical Corporation 3rd Unsecured Corporate Bonds Issue in 2008	Held-to-maturity financial assets	—	—	—	250,000 (Note 2)	—		—	—	—	125,000 (Note 2)	—	—	125,000 (Note 2)

(Continued)

No.	Company Name	Marketable Securities Type and Name	Financial Statement Account	Counter- party	Nature of Relationship	Beginning Balance			Acquisition			Disposal				Ending Balance
						Shares (Thousands/ Thousand Units)	Amount (Note 1)		Shares (Thousands/ Thousand Units)	Amount		Shares (Thousands/ Thousand Units)	Amount	Carrying Value (Note 1)	Gain (Loss) on Disposal	Shares (Thousands/ Thousand Units)	Amount (Note 1)

		Chinese Petroleum Corporation 1st Unsecured Corporate Bonds-B Issue in 2006	Held-to-maturity financial assets	—	—	—		$700,000 (Note 2)	—		$—	—	$—	$350,000 (Note 2)	$—	—		$350,000 (Note 2)
		Chinese Petroleum Corporation 1st Unsecured Corporate Bonds-C Issue in 2006	Held-to-maturity financial assets	—	—	—		100,000 (Note 2)	—		200,000 (Note 2)	—	—	—	—	—		300,000 (Note 2)
		Chinese Petroleum Corporation 2st Unsecured Corporate Bonds-A Issue in 2012	Held-to-maturity financial assets	—	—	—		—	—		200,000 (Note 2)	—	—	—	—	—		200,000 (Note 2)

		China Steel Corporation 2nd Unsecured Corporate Bonds-A Issue in 2008	Held-to-maturity financial assets	—	—	—		200,000 (Note 2)	—		—	—	—	100,000 (Note 2)	—	—		100,000 (Note 2)
		China Steel Corporation 1nd Unsecured Corporate Bonds-A Issue in 2011	Held-to-maturity financial assets	—	—	—		100,000 (Note 2)	—		300,000 (Note 2)	—	—	—	—	—		400,000 (Note 2)
		Taiwan Power Co. 3rd Unsecured Corporate Bond-C Issue in 2006	Held-to-maturity financial assets	—	—	—		—	—		200,000 (Note 2)	—	—	—	—	—		200,000 (Note 2)
		Taiwan Power Co. 1st Unsecured Corporate Bond-A Issue in 2012	Held-to-maturity financial assets	—	—	—		—	—		140,000 (Note 2)	—	—	—	—	—		140,000 (Note 2)
		Taiwan Power Co. 2nd Unsecured Corporate Bond-A Issue in 2012	Held-to-maturity financial assets	—	—	—		—	—		100,000 (Note 2)	—	—	—	—	—		100,000 (Note 2)
		Yuanta Securities Co., Ltd. 1st Unsecured Corporate Bonds-B Issue in 2007	Held-to-maturity financial assets	—	—	—		200,000 (Note 2)	—		—	—	—	200,000 (Note 2)	—	—		—
		KGI Securities Co., Ltd. 1st Unsecured Corporate Bonds in 2011	Held-to-maturity financial assets	—	—	—		—	—		300,000 (Note 2)	—	—	—	—	—		300,000 (Note 2)
		China Development Holding Corporation 1st Unsecured Corporate Bonds Issue in 2007	Held-to-maturity financial assets	—	—	—		400,000 (Note 2)	—		—	—	—	400,000 (Note 2)	—	—		—
		China Development Holding Corporation 1st Unsecured Corporate Bonds-A Issue in 2011	Held-to-maturity financial assets	—	—	—		—	—		350,000 (Note 2)	—	—	—	—	—		350,000 (Note 2)
		Fubon Financial Holding Co., Ltd. 1st Unsecured Corporate Bonds Issue in 2011	Held-to-maturity financial assets	—	—	—		—	—		400,000 (Note 2)	—	—	—	—	—		400,000 (Note 2)
		Fubon Financial Holding Co., Ltd. 1st Unsecured Corporate Bonds-A Issue in 2012	Held-to-maturity financial assets	—	—	—		—	—		300,000 (Note 2)	—	—	—	—	—		300,000 (Note 2)
		HSBC Bank (Taiwan) Limited 1st Financial Debenture—C Issue in 2011	Held-to-maturity financial assets	—	—	—		—	—		200,000 (Note 2)	—	—	—	—	—		200,000 (Note 2)
		Eximoank 19-2nd Unsecured Financial Debenture	Held-to-maturity financial assets	—	—	—		—	—		150,000 (Note 2)	—	—	—	—	—		150,000 (Note 2)
1	Senao International Co., Ltd.	Stocks
		Senao International (Samoa) Holding Ltd.	Investments accounted for using equity method	—	Subsidiary	15,875	(US$	466,517 15,875)	17,600	(US$	522,080 17,600)	—	—	—	—	33,475	(US$	988,597 33,475 (Note 3	) )
22	Senao International (Samoa) Holding Ltd.	Stocks
		Senao International HK Limited	Investments accounted for using equity method	—	Subsidiary	15,180	(US$	444,712 15,180)	17,580	(US$	521,474 17,580)	—	—	—	—	32,760	(US$	966,186 32,760 (Note 3	) )

(Continued)

No.	Company Name	Marketable Securities Type and Name	Financial Statement Account	Counter- party	Nature of Relationship	Beginning Balance			Acquisition			Disposal				Ending Balance
						Shares (Thousands/ Thousand Units)	Amount (Note 1)		Shares (Thousands/ Thousand Units)	Amount		Shares (Thousands/ Thousand Units)	Amount	Carrying Value (Note 1)	Gain (Loss) on Disposal	Shares (Thousands/ Thousand Units)	Amount (Note 1)

23	Senao International HK Limited	Stocks
		Senao International Trading (Jiangsu) Co., Ltd.	Investments accounted for using equity method	—	Subsidiary	—	$ (US$	115,971 4,000)	—	$ (US$	147,765 5,000)	—	$—	$—	$—	—	$ (US$	263,736 9,000 (Note 3	) )
		Senao International Trading (Fujian) Co., Ltd.	Investments accounted for using equity method	—	Subsidiary	—	(US$	116,821 4,000)	—	(US$	221,972 7,500)	—	—	—	—	—	(US$	338,793 11,500 (Note 3	) )
		Senao International Trading (Shanghai) Co., Ltd.	Investments accounted for using equity method	—	Subsidiary	—	(US$	148,413 5,000)	—	(US$	149,313 5,000)	—	—	—	—	—	(US$	297,726 10,000 (Note 3	) )

Note 1:	Showing at their original carrying amounts without adjustments for fair values.
Note 2:	Stated at its nominal amounts.
Note 3:	The ending balance includes equity in earnings or losses of equity method investees and cumulative transaction adjustments.
Note 4:	The amount decrease was because of capital reduction.

(Concluded)

TABLE 4

CHUNGHWA TELECOM CO., LTD.

ACQUISITION OF REAL ESTATE AMOUNTING AT COST OF AT LEAST NT$100 MILLION OR 20%

OF THE PAID-IN CAPITAL FOR THE YEAR ENDED DECEMBER 31, 2012

(Amounts in Thousands of New Taiwan Dollars)

Company Name	Type of Property	Transactions Date	Transaction Amount	Payment Term	Counter- party	Nature of Relationship	Prior Transaction made by Related Counter-party				Price Reference	Purpose of Acquisition	Other Terms
							Owner	Relationship	Transfer Date	Amount

Light Era Development Co., Ltd.	Land	2012.10.04	$1,977,932	Paid	5 people (Mr. Shen, etc.)	None	—	—	—	$—	In accordance with land appraisal report and mutual agreement	Investment and development	None

TABLE 5

CHUNGHWA TELECOM CO., LTD.

TOTAL PURCHASES FROM OR SALES TO RELATED PARTIES AMOUNTING TO AT LEAST NT$100 MILLION OR 20% OF THE PAID-IN CAPITAL

YEAR ENDED DECEMBER 31, 2012

(Amounts in Thousands of New Taiwan Dollars)

No.	Company Name	Related Party	Nature of Relationship	Transaction Details				Abnormal Transaction (Note 3)		Notes/Accounts Payable or Receivable
				Purchase/ Sale	Amount (Note 1)	% to Total	Payment Terms	Units Price	Payment Terms	Ending Balance (Note 2)	% to Total
0	Chunghwa Telecom Co., Ltd.	Senao International Co., Ltd.	Subsidiary	Purchase	$9,832,009	7	30-90 days	$—	—	$(1,305,378)	(9)
				Sales	713,394	1	30 days	—	—	534,789	6
		Chunghwa System Integration Co., Ltd.	Subsidiary	Purchase	803,102	1	30 days	—	—	(525,183)	(4)
		CHIEF Telecom Inc.	Subsidiary	Purchase	334,152	—	30 days	—	—	(60,209)	—
				Sales	260,808	—	60 days	—	—	27,952	—
		Taiwan International Standard Electronics Co., Ltd.	Equity-method investee	Purchase	572,878	—	30-90 days	—	—	(594,340)	(4)
		Chunghwa Telecom Global Inc.	Subsidiary	Purchase	270,069	—	90 days	—	—	(69,735)	—
		Skysoft Co., Ltd.	Equity-method investee	Purchase	108,182	—	30 days	—	—	(32,951)	—
		So-net Entertainment Taiwan	Equity-method investee	Sales	336,470	—	60 days	—	—	20,606	—
		Donghwa Telecom Co., Ltd.	Subsidiary	Purchase	109,516	—	30 days	—	—	(81,964)	(1)
				Sales	123,151	—	30 days	—	—	39,865	—
		InforExplorer Co., Ltd.	Equity-method investee	Purchase	274,008	—	90 days	—	—	(112,161)	(1)
		ST-Satellite Ventures Pte. Ltd.	Equity-method investee	Purchase	405,680	—	30 days	—	—	(19,041)	—
1	Senao International Co., Ltd.	Chunghwa Telecom Co., Ltd.	Parent company	Purchase	639,532	2	30 days	—	—	(531,018)	(21)
				Sales	9,865,446	28	30-90 days	—	—	1,327,409	55
2	CHIEF Telecom Inc.	Chunghwa Telecom Co., Ltd.	Parent company	Purchase	260,379	26	60 days	—	—	(27,324)	(34)
				Sales	334,152	24	30 days	—	—	62,392	40
3	Chunghwa System Integration Co., Ltd.	Chunghwa Telecom Co., Ltd.	Parent company	Sales	2,517,203	90	30 days	—	—	549,584	90
5	Chunghwa Telecom Global Inc.	Chunghwa Telecom Co., Ltd.	Parent company	Sales	270,069	57	90 days	—	—	69,735	82
6	Dongwa Telecom Co., Ltd.	Chunghwa Telecom Co., Ltd.	Parent company	Purchase	123,151	31	30 days	—	—	(39,865)	49
				Sales	109,516	24	30 days	—	—	81,964	83

(Continued)

Note 1:	The differences were because Chunghwa Telecom Co., Ltd. and subsidiaries classified the amount as inventories, property, plant and equipment, intangible assets, and operating expenses.
Note 2:	Notes and accounts receivable did not include the amount as amounts collected for others and other receivables.
Note 3:	Transaction terms with the related parties were determined in accordance with mutual agreements when there were no similar transactions with third parties. Other transactions with related parties were not significantly different from those with third parties.

(Concluded)

TABLE 6

CHUNGHWA TELECOM CO., LTD.

RECEIVABLES FROM RELATED PARTIES AMOUNTING TO AT LEAST NT$100 MILLION OR 20%

OF THE PAID-IN CAPITAL

DECEMBER 31, 2012

(Amounts in Thousands of New Taiwan Dollars)

No.	Company Name	Related Party	Nature of Relationship	Ending Balance	Turnover Rate (Note 1)	Overdue		Amounts Received in Subsequent Period	Allowance for Bad Debts
						Amounts	Action Taken
0	Chunghwa Telecom Co., Ltd.	Senao International Co., Ltd.	Subsidiary	$1,443,395	12.44	$—	—	$1,443,395	$—
1	Senao International Co., Ltd.	Chunghwa Telecom Co., Ltd.	Parent company	1,779,706	7.64	—	—	1,558,720	—
3	Chunghwa System Integration Co., Ltd.	Chunghwa Telecom Co., Ltd.	Parent company	549,584	4.27	—	—	536,890	—
4	Chunghwa International Yellow Pages Co., Ltd.	Chunghwa Telecom Co., Ltd.	Parent company	153,887	7.40	—	—	136,247	—

Note 1:	Payments and receipts collected for others are excluded from the accounts receivable for calculating the turnover rate.

TABLE 7

CHUNGHWA TELECOM CO., LTD.

NAMES, LOCATIONS, AND OTHER INFORMATION OF INVESTEES IN WHICH THE COMPANY EXERCISES SIGNIFICANT INFLUENCE

FOR THE YEAR ENDED DECEMBER 31, 2012

(Amounts in Thousands of New Taiwan Dollars, Unless Otherwise Specified)

No.	Investor Company	Investee Company	Location	Main Businesses and Products	Original Investment Amount				Balance as of December 31, 2012				Net Income (Loss) of the Investee			Recognized Gain (Loss) (Notes 1 and 2)			Note
					December 31, 2012		December 31, 2011		Shares (Thousands)	Percentage of Ownership (%)	Carrying Value
0	Chunghwa Telecom Co., Ltd.	Senao International Co., Ltd.	Taiwan	Selling and maintaining mobile phones and its peripheral products		$1,065,813		$1,065,813	71,773	28		$1,623,305		$1,492,099			$410,617		Subsidiary
		Light Era Development Co., Ltd.	Taiwan	Housing, office building development, rent and sale services		3,000,000		3,000,000	300,000	100		3,785,310		667,951			664,064		Subsidiary
		Donghwa Telecom Co., Ltd.	Hong Kong	International telecommunications IP fictitious internet and internet transfer services		1,195,518		882,219	305,090	100		1,168,032		4,007			4,007		Subsidiary
		Chunghwa Telecom Singapore Pte., Ltd.	Singapore	Telecommunication wholesale, internet transfer services international data and long distance call wholesales to carriers		574,112		574,112	26,383	100		746,122		73,988			73,988		Subsidiary
		Chunghwa System Integration Co., Ltd.	Taiwan	Providing communication and information aggregative services		838,506		838,506	60,000	100		707,250		61,507			46,084		Subsidiary
		Chunghwa Investment Co., Ltd.	Taiwan	Telecommunications, telecommunications value-added services and other related professional investment		759,709		1,738,709	80,100	89		614,217		(165,530)			(148,528)		Subsidiary
		CHIEF Telecom Inc.	Taiwan	Internet communication and internet data center (“IDC”) service		482,165		482,165	37,942	69		591,706		161,291			113,354		Subsidiary
		InfoExplorer Co., Ltd.	Taiwan	IT solution provider, IT application consultation, system integration and package solution		283,500		283,500	22,498	33		277,592		48,242			20,605		Equity-method investee
		Viettel-CHT Co., Ltd.	Vietnam	IDC services		288,327		288,327	—	30		265,052		64,217			19,274		Equity-method investee
		Huada Digital Corporation	Taiwan	Providing software service		250,000		250,000	25,000	50		241,309		(18,761)			(9,380)		Equity-method investee
		Taiwan International Standard Electronics Co., Ltd.	Taiwan	Manufacturing, selling, designing, and maintaining of telecommunications systems and equipment		164,000		164,000	1,760	40		224,099		775,038			301,024		Equity-method investee
		Chunghwa International Yellow Pages Co., Ltd.	Taiwan	Yellow pages sales and advertisement services		150,000		150,000	15,000	100		188,738		29,151			29,151		Subsidiary
		Prime Asia Investments Group Ltd. (B.V.I.)	British Virgin Islands	Investment		215,020		206,089	7,270	100		155,357		(35,832)			(35,813)		Subsidiary
		Skysoft Co., Ltd.	Taiwan	Providing of music on-line, software, electronic information, and advertisement services		67,025		67,025	4,438	30		127,686		139,988			41,031		Equity-method investee
		Spring House Entertainment Tech. Inc.	Taiwan	Network services, producing digital entertainment contents and broadband visual sound terrace development		62,209		62,209	7,015	56		125,929		69,532			39,922		Subsidiary
		Chunghwa Telecom Global, Inc.	United States	International data and internet services and long distance call wholesales to carriers		70,429		70,429	6,000	100		96,614		12,257			14,510		Subsidiary
		KingWay Technology Co., Ltd.	Taiwan	Publishing books, data processing and software services		71,770		71,770	2,214	33		77,449		54,879			12,300		Equity-method investee
		Chunghwa Telecom Vietnam Co., Ltd.	Vietnam	Information and communications technology, international circuit, and intelligent energy network service		73,157		43,847	—	100		55,448		(9,287)			(9,287)		Subsidiary
		Smartfun Digital Co., Ltd.	Taiwan	Software retail		65,000		65,000	6,500	65		44,549		(23,870)			(15,576)		Subsidiary
		So-net Entertainment Taiwan	Taiwan	Online service and sale of computer hardware		60,008		60,008	3,429	30		31,152		(11,517)			(3,393)		Equity-method investee
		Chunghwa Telecom Japan Co., Ltd.	Japan	Telecom business, information process and information provide service, development and sale of software and consulting services in telecommunication		17,291		17,291	1	100		25,689		7,020			7,020		Subsidiary
		Dian Zuan Integrating Marketing Co., Ltd.	Taiwan	Information technology service and general advertisement service		64,500		114,640	6,450	33		20,902		(118,646)			(39,854)		Equity-method investee
		Chunghwa Sochamp Technology Inc.	Taiwan	License plate recognition system		20,400		20,400	2,040	51		17,414		1,107			(2,937)		Subsidiary
		New Prospect Investments Holdings Ltd. (B.V.I.)	British Virgin Islands	Investment		— (Note 3)		— (Note 3)	—	100		— (Note 3)		—			— (Note 3)		Subsidiary
1	Senao International Co., Ltd.	Senao Networks, Inc.	Taiwan	Telecommunication facilities manufactures and sales.		206,190		206,190	16,824	40		412,666		293,650			118,946		Equity-method investee
		Senao International (Samoa) Holding Ltd.	Samoa Islands	International investment.	(US$	988,597 33,475)	(US$	466,517 15,875)	33,475	100	(US$	544,489 18,688)	(US$	(280,990 (9,494	) ))	(US$	(281,022 (9,495	) ))	Subsidiary

(Continued)

No.	Investor Company	Investee Company	Location	Main Businesses and Products	Original Investment Amount				Balance as of December 31, 2012				Net Income (Loss) of the Investee			Recognized Gain (Loss) (Notes 1 and 2)			Note
					December 31, 2012		December 31, 2011		Shares (Thousands)	Percentage of Ownership (%)	Carrying Value
2	CHIEF Telecom Inc.	Unigate Telecom Inc.	Taiwan	Telecommunication and internet service.		$2,000		$2,000	200	100		$1,669		$(135)			$(135)		Subsidiary
		Chief International Corp.	Samoa Islands	Network communication and engine room hiring	(US$	6,068 200)	(US$	6,068 200)	200	100	(US$	14,234 490)	(US$	4,521 153)		(US$	4,521 153)		Subsidiary
3	Chunghwa System Integrated Co., Ltd.	Concord Technology Co., Ltd.	Brunei	Providing advanced business solutions to telecommunications	(US$	47,321 1,500)	(US$	31,973 1,010)	1,500	100	(RMB	19,041 4,124)	(RMB	(1,799) (384))		(RMB	(1,799) (384))		Subsidiary
7	Spring House Entertainment Tech. Inc.	Ceylon Innovation Co., Ltd.	Taiwan	International trading, general advertisement and book publishment service		1,000		1,000	100	100		913		(41)			(41)		Subsidiary
8	Light Era Development Co., Ltd.	Yao Yong Real Property Co., Ltd.	Taiwan	Real estate leasing business		2,793,667		2,793,667	83,290	100		2,719,688		51,958			35,718		Subsidiary
9	Chunghwa Telecom Singapore Pte., Ltd.	ST-2 Satellite Ventures Pte., Ltd.	Singapore	Operation of ST-2 telecommunication satellite	(SG$	409,061 18,102)	(SG$	409,061 18,102)	18,102	38	(SG$	541,672 22,798)	(SG$	184,427 7,792)		(SG$	70,324 2,971)		Equity-method investee
14	Chunghwa Investment Co., Ltd.	Chunghwa Precision Test Tech Co., Ltd.	Taiwan	Semiconductor testing components and printed circuit board industry production and marketing of electronic products		91,875		91,875	10,317	53		138,060		39,940			21,306		Subsidiary
		Chunghwa Investment Holding Co., Ltd.	Brunei	General investment	(US$	46,035 1,432)	(US$	34,483 1,043)	1,432	100	(US$	18,835 649)	(US$	(3,530 (119	) ))	(US$	(3,530 (119	) ))	Subsidiary
		Panda Monium Company Ltd.	Cayman	The production of animation	(US$	20,000 602)	(US$	20,000 602)	602	43		—		—			—		Equity-method investee
		CHIEF Telecom Inc.	Taiwan	Telecommunication and internet service		20,000		20,000	2,000	4		28,181		161,291			6,272		Equity-method investee
		Senao International Co., Ltd.	Taiwan	Selling and maintaining mobile phones and its peripheral products		49,731		49,731	1,001	—		47,016		1,493,099			2,895		Equity-method investee
18	Concord Technology Co., Ltd.	Glory Network System Service (Shanghai) Co., Ltd.	China	Providing advanced business solutions to telecommunications	(US$	47,321 1,500)	(US$	31,973 1,010)	1,500	100	(RMB	19,041 4,124)	(RMB	(1,799 (384	) ))	(RMB	(1,799 (384	) ))	Subsidiary
20	Chunghwa Precision Test Tech. Co., Ltd.	Chunghwa Precision Test Tech. USA Corporation	United States	Semiconductor testing components and printed circuit board industry production and marketing of electronic products	(US$	12,504 400)	(US$	12,504 400)	400	100	(US$	10,513 362)	(US$	2,552 86)		(US$	2,552 86)		Subsidiary
22	Senao International (Samoa) Holding Ltd.	Senao International HK Limited.	Hong Kong	International investment.	(US$	966,186 32,760)	(US$	444,712 15,180)	32,760	100	(US$	521,718 17,906)	(US$	(282,550) (9,547))		(US$	(282,550 (9,547	) ))	Subsidiary
		HopeTech Technologies Limited	Hong Kong	Information technology and telecommunication products sales.	(US$	21,177 675)	(US$	21,177 675)	5,240	45	(US$	22,315 766)	(US$	3,556 120)		(US$	1,600 54)		Equity-method investee
24	Chunghwa Investment Holding Co., Ltd.	CHI One Investment Co., Limited	Hong Kong	General investment	(HK$	26,035 6,520)	(HK$	14,483 3,924)	6,520	100	(HK$	9,101 2,429)	(HK$	(3,499 918	) ))	(HK$	(3,499 918	) ))	Subsidiary
26	CHI One Investment Co., Limited	Xiamen Sertec Business Technology Co., Ltd.	China	Customer Services and platform rental activities	(RMB	25,414 5,390)	(RMB	13,862 2,963)	—	49	(RMB	8,634 1,853)	(RMB	(7,092 (1,514	) ))	(RMB	(3,475 (742	) ))	Equity-method investee
23	Senao International HK Limited	Senao Trading (Fujian) Co., Ltd.	China	Information technology services and sale of communication products	(US$	338,793 11,500)	(US$	116,821 4,000)	—	100	(US$	184,251 6,324)	(US$	(109,697 (3,706	) ))	(US$	(109,697 (3,706	) ))	Subsidiary
		Senao International Trading (Shanghai) Co., Ltd.	China	Information technology services and sale of communication products	(US$	297,726 10,000)	(US$	148,413 5,000)	—	100	(US$	125,656 4,313)	(US$	(100,209 (3,386	) ))	(US$	(100,209 (3,386	) ))	Subsidiary
		Senao International Trading (Shanghai) Co., Ltd.	China	Information technology services and sale of communication products	(US$	57,860 2,000)	(US$	57,860 2,000)	—	100	(US$	52,704 1,809)	(US$	(5,127 (173	) ))	(US$	(5,127 (173	) ))	Subsidiary (Note 4)
		Senao International Trading (Jiangsu) Co., Ltd.	China	Information technology services and sale of communication products	(US$	263,736 9,000)	(US$	115,971 4,000)	—	100	(US$	156,241 5,362)	(US$	(67,454 (2,279	) ))	(US$	(67,454 (2,279	) ))	Subsidiary
27	Prime Asia Investments Group, Ltd. (B.V.I.)	Chunghwa Hsingta Co., Ltd.	Hong Kong	Investment		215,019 (RMB 47,373)	(RMB	206,089 45,448)	—	100	(RMB	155,476 33,364)	(RMB	(35,835 (7,649	) ))	(RMB	(35,835 (7,649	) ))	Subsidiary
29	Chunghwa Hsingta Company Ltd.	Chunghwa Telecom (China) Co., Ltd.	China	Planning and design of energy conservation and software and hardware system services, and integration of information system	(RMB	177,176 39,376)	(RMB	177,176 39,376)	—	100	(RMB	122,628 26,315)	(RMB	(31,394) (6,701))		(RMB	(31,394 (6,701	) ))	Subsidiary
		Jiangsu Zhenhua Information Technology Company, LLC	China	Intelligent energy conserving and intelligent building services	(RMB	28,912 6,072)		—	—	75	(RMB	24,218 5,197)	(RMB	(5,463) (1,166))		(RMB	(4,097 (875	) ))	Subsidiary
		Hua-Xiong Information Technology Co., Ltd.	China	Intelligent system and energy saving system services	(RMB	8,931 1,925)		—	—	51	(RMB	8,630 1,852)	(RMB	(665) (142))		(RMB	(34 (73	2) ))	Subsidiary

(Continued)

Note 1:	The equity in net income (loss) of investees was based on audited financial statements.
Note 2:	The equity in net income (loss) of investees includes amortization of differences between the investment cost and net value and elimination of unrealized transactions.
Note 3:	New Prospect Investments Holdings Ltd. (B.V.I.) was incorporated in March 2006, but has not yet begun operation as of December 31, 2012.
Note 4:	The English name is the same as the above entity; however, the Chinese names included in the respective Articles of Incorporations are different.

(Concluded)

TABLE 8

CHUNGHWA TELECOM CO., LTD.

INVESTMENT IN MAINLAND CHINA

FOR THE YEAR ENDED DECEMBER 31, 2012

(Amounts in Thousands of New Taiwan Dollars, in Thousands of U.S. Dollars)

Investee	Main Businesses and Products	Total Amount of Paid-in Capital	Investment Type	Accumulated Outflow of Investment from Taiwan as of January 1, 2012	Investment Flows		Accumulated Outflow of Investment from Taiwan as of December 31, 2012	% Ownership of Direct or Indirect Investment	Investment Gain (Loss) (Note 2)	Carrying Value as of December 31, 2012	Accumulated Inward Remittance of Earnings as of December 31, 2012
					Outflow	Inflow

Glory Network System Service (Shanghai) Co., Ltd.	Providing advanced business solutions to telecommunications	$47,321	Note 1	$31,973	$15,348	$—	$47,321	100	$(1,799)	$19,041	$—

Xiamen Sertec Business Technology Co., Ltd.	Customer services and platform rental activities	51,552	Note 1	13,862	11,552	—	25,414	49	(3,475)	8,634	—

Senao Trading (Fujian) Co., Ltd.	Information technology services and sale of communication products	338,793	Note 1	116,821	221,972	—	338,793	100	(109,697)	184,251	—

Senao International Trading (Shanghai) Co., Ltd.	Information technology services and sale of communication products	297,726	Note 1	148,413	149,313	—	297,726	100	(100,209)	125,656	—

Senao International Trading (Shanghai) Co., Ltd. (Note 7)	Information technology services and sale of communication products	57,860	Note 1	57,860	—	—	57,860	100	(5,127)	52,704	—

Senao International Trading (Jiangsu) Co., Ltd.	Information technology services and sale of communication products	263,736	Note 1	115,971	147,765	—	263,736	100	(67,454)	156,241	—

Chunghwa Telecom (China) Co., Ltd.	Energy conserving and providing installation, design and maintenance services	177,176	Note 1	177,176	—	—	177,176	100	(31,394)	122,628	—

Jiangsu Zhenghua Information Technology Company, LLC	Intelligent energy serving and intelligent building services	38,549	Note 1	28,912	—	—	28,912	75	(4,099)	24,218	—

Hua-Xiong Information Technology Co., Ltd.	Intelligent system and energy saving system services	17,511	Note 1	—	8,931	—	8,931	51	(342)	8,630	—

(Continued)

Accumulated Investment in Mainland China as of December 31, 2012		Investment Amounts Authorized by Investment Commission, MOEA		Upper Limit on Investment Stipulated by Investment Commission, MOEA
$ (US$	47,321 1,500)	$ (US$	47,321 1,500)	$414,205 (Note 3)
(US$	25,414 820)	(US$	79,882 2,500)	526,247 (Note 4)
(US$	958,115 32,500)	(US$	958,115 32,500)	3,293,687 (Note 5)
(US$	177,176 6,000)	(US$	177,176 6,000)	221,946,128 (Note 6)
(US$	28,912 960)	(US$	141,077 4,800)	221,946,128 (Note 6)
(US$	8,931 306)	(US$	44,653 1,530)	221,946,128 (Note 6)

Note 1:	Investments were through an holding company registered in a third region.
Note 2:	Recognition of investment gains (losses) was calculated based on the investee’s audited financial statements.
Note 3:	The amount was calculated based on the net assets value of Chunghwa System Integration Co., Ltd.
Note 4:	The amount was calculated based on the consolidated net assets value of Chunghwa Investment Co., Ltd.
Note 5:	The amount was calculated based on the consolidated net assets value of Senao International Co., Ltd.
Note 6:	The amount was calculated based on the consolidated net assets value of Chunghwa Telecom Co., Ltd.
Note 7:	The English name is the same as the above entity; however, the Chinese names included in the respective Articles of Incorporations are different.

(Concluded)

TABLE 9

CHUNGHWA TELECOM CO., LTD.

SEGMENT INFORMATION

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

(Amount in Thousands of New Taiwan Dollars)

	Domestic Fixed Communications Business	Mobile Communications Business	Internet Business	International Fixed Communications Business	Others	Adjustment	Total
Year ended December 31, 2012

Revenues from external customers	$75,716,720	$76,328,304	$23,770,027	$14,872,244	$263,500	$—	$190,950,795
Intersegment revenues (Note 2)	16,823,795	6,506,388	2,711,492	1,769,160	12,604	(27,823,439)	—
Interest income	6,045	103	1,550	1,726	698,347	—	707,771
Other income	85,529	71,835	981	267,624	1,749,470	—	2,175,439

	$92,632,089	$82,906,630	$26,484,050	$16,910,754	$2,723,921	$(27,823,439)	$193,834,005

Interest expense	$—	$—	$—	$—	$230	$—	$230

Depreciation and amortization	$19,394,985	$8,498,580	$2,544,681	$1,414,305	$242,640	$—	$32,095,191

Other expense	$1,312,035	$272,606	$3,138	$2,883	$17,177	$—	$1,607,839

Segment income before tax	$15,023,200	$24,175,749	$8,385,937	$1,282,023	$(1,491,986)	$—	$47,374,923

Total assets	$229,403,028	$59,860,808	$22,928,126	$21,970,962	$95,020,692	$—	$429,183,616

Capital expenditures for segment assets	$19,550,852	$7,172,841	$3,407,510	$1,635,022	$608,425	$—	$32,374,650

Year ended December 31, 2011

Revenues from external customers	$79,596,975	$73,670,839	$23,907,744	$15,048,946	$237,600	$—	$192,462,104
Intersegment revenues (Note 2)	15,058,063	6,917,665	1,786,850	1,611,001	668	(25,374,247)	—
Interest income	4,401	97	644	1,079	648,859	—	655,080
Other income	515,470	36,359	840	899,669	2,243,152	—	3,695,490

	$95,174,909	$80,624,960	$25,696,078	$17,560,695	$3,130,279	$(25,374,247)	$196,812,674

Interest expense	$169	$11	$3	$1	$38	$—	$222

Depreciation and amortization	$20,138,758	$8,157,650	$2,138,366	$1,259,428	$219,858	$—	$31,914,060

Other expense	$14,863	$4,710	$979	$2,321	$189,059	$—	$211,932

Segment income before tax	$18,481,679	$26,248,914	$9,404,326	$2,018,612	$(774,893)	$—	$55,378,638

Total assets	$227,866,308	$58,024,956	$19,137,318	$22,848,593	$105,420,695	$—	$433,297,870

Capital expenditures for segment assets	$16,569,480	$4,258,614	$3,637,400	$1,409,548	$609,427	$—	$26,484,469

Note 1:	The Company organizes its reporting segments based on types of organizational business. The five reporting segments are segregated as below: Domestic fixed communications business, mobile communications business, internet business, international fixed communications business and others.

•	Domestic fixed communications business—the provision of local telephone services, domestic long distance telephone services, broadband access, and related services;

•	Mobile communications business—the provision of mobile services, sales of mobile handsets and data cards, and related services;

•	Internet business—the provision of HiNet services and related services;

•	International fixed communications business—the provision of international long distance telephone services and related services;

•	Others—the provision of non-Telecom Services, and the corporate related items not allocated to reportable segments.

Note 2:	Represents intersegment revenues from goods and services.

TABLE 10

CHUNGHWA TELECOM CO., LTD.

PRODUCTS AND SERVICE REVENUES

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

(Amount in Thousands of New Taiwan Dollars)

	Year Ended December 31
	2012	2011
Mobile services revenue	$72,361,210	$70,779,411
Local telephone services revenue	41,825,693	42,956,117
Leased line services revenue	25,682,456	27,036,649
Internet services revenue	20,492,587	21,152,593
International long distance telephone services revenue	11,700,591	12,214,117
Domestic long distance telephone services revenue	3,773,441	5,796,342
Others	15,114,817	12,526,875

	$190,950,795	$192,462,104